OFFICE
LEASE

BY AND BETWEEN

235 SECOND STREET LLC,
A CALIFORNIA LIMITED LIABILITY COMPANY

AS LANDLORD

AND

CNET NETWORKS, INC.,
A DELAWARE CORPORATION

AS TENANT


PREMISES:

235 SECOND STREET
SAN FRANCISCO, CALIFORNIA


OFFICE LEASE
SUMMARY OF LEASE TERMS
235 Second Street
San Francisco, California
A.
Date:
May 1, 2000
B.
Landlord:
235 SECOND STREET LLC,
a California limited liability company

Landlord's address for notices:
[Paragraph 26(k)]
c/o Birmingham Builders
1475 Folsom Street, Suite 400
San Francisco, CA  94107
Attention:  Robert Birmingham
with a copy to:
John K. Smith, Esq.
Haley, Purchio, Sakai & Smith
P. O. Box 450
Hayward, CA  94543
C.
Tenant:
CNET NETWORKS, INC.,
a Delaware corporation

Tenant's address for notices:
[Paragraph 26(k)]
Before the Commencement Date:
150 Chestnut Street
San Francisco, CA  94111
Attention:  Mary Eisner
Following the Commencement Date:
235 Second Street
San Francisco, CA  94105
Attention:  Mary Eisner

Tenant Contact Person:
Mary Eisner
D.
Rentable area of Premises:
[Paragraph 1(u)]
283,416 square feet
E.
Tenant's Percentage Share:
[Paragraph 1(aa)]
1
F.
Lease Term:
[Paragraph 2]
The term of this Lease shall before
approximately fifteen (15) years

Target Delivery Date:
July 1, 2001

Outside Delivery Date:
December 1, 2001

Commencement Date:
The Date of Substantial Completion (as
defined in Paragraph 1.6(b) of the Work
Letter) or the date Substantial
Completion of the Base Building
Improvements would have occurred
absent any Tenant Delay (as defined in
Paragraph 1.6(h) of the Work Letter).

Expiration Date:
The last day of the calendar month in
which the fifteenth (15th) year
anniversary of the Commencement
Date shall occur; provided, however,
that if the Commencement Date shall
have occurred on the first day of a
calendar month, the Expiration Date
shall be the last day of the calendar
month immediately preceding the
fifteenth (15th) year anniversary of the Commencement Date.
G.
Basic Rental:
[Paragraph 3(a)]

Rent Commencement Date:

If the Commencement Date occurs on
or before May 1, 2001, then the Rent
Commencement Date shall be June 1,
2001.  If the Commencement Date
occurs after May 1, 2001, then the Rent
Commencement Date shall be the
earlier of (i) sixty (60) days after the Commencement Date or (ii) the date
Tenant commences business
operations in any portion of the
Premises.

H.

Security Deposit:
[Paragraph 3(e)]

$1,417,080
I.
Landlord's Broker(s):
[Paragraph 26(t)]
Grubb & Ellis Company
J.
Tenant's Broker(s):
[Paragraph 26(t)]
Cushman & Wakefield of California, Inc.
K.
Exhibits and addenda:
[Paragraph 26(y)]
Exhibit A - Floor Plans
Exhibit B - Option Properties
Exhibit C - Work Letter
Exhibit D - Commencement Date
Memorandum
Exhibit E - Contemplated Uses
Exhibit F - Form of Estoppel Certificate
Exhibit G - Building Rules and
Regulations
The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.
LANDLORD:

235 SECOND STREET LLC,
a California limited liability company


By:
Robert Birmingham
Managing Member


TENANT:

CNET NETWORKS, INC.,
a Delaware corporation


By:
David Overmyer
Vice President, Finance and
Administration



235 SECOND STREET
SAN FRANCISCO, CALIFORNIA
OFFICE LEASE
THIS LEASE is dated for reference purposes only as of May 1, 2000 between 235 SECOND STREET LLC, a California limited liability company ("Landlord"), and CNET NETWORKS, INC., a Delaware corporation ("Tenant").
W I T N E S S E T H:
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(u) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

1. DEFINITIONS. In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(A) The term "Applicable Laws" shall mean all laws, statutes, ordinances, orders, judgments, decrees, regulations, permits, and requirements of all courts and governmental authorities now or hereafter in effect and applicable to the Real Property, including, without limitation, Title III of the Americans With Disabilities Act of 1990 and all regulations and guidelines promulgated thereunder (the "ADA") and Environmental
Laws.

(B)  The term "Base Building Improvements"
shall mean the improvements which are to be installed in the Building by Landlord pursuant to the Work Letter.

(C)  The term "Base Building Systems" shall
mean the portions of the heating, ventilation, and air conditioning ("HVAC"), electrical, plumbing, life safety, elevator and sprinkler systems of the Building installed by Landlord as part of the Base
Building Improvements.

(D) The term "Building" shall mean the office building located at 235 Second Street in San Francisco, California.

(E) The term "Building Structure" shall mean the basic structural and exterior elements of the Building, including the foundations, structural columns, beams, floor slabs, the exterior curtainwall, windows and the roof.

(F) The term "business day" shall mean any day other than a Saturday or Sunday or legal holiday in the State of California.

(G)  The term "Common Areas" shall mean all
areas of the Building made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees. At such time, if any, as the Building shall become a multi-tenant building, Landlord shall have the right to change the size, configuration, design, layout and all other aspects of the Common Areas, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rental under this Lease, from time to time, close-off or restrict access to the Common Areas for purposes of permitting or facilitating any construction, alteration, repairs or improvements, provided that Tenant's access to the Building, or any other express right of Tenant under this Lease, shall not be materially impaired.

(H) The term "control" shall mean, with respect to a corporation or a limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or membership interests of the controlled entity and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management of the controlled entity.

(I)  The term "Core Areas" shall mean those
areas in the Building within the core, shaft and mechanical areas, but excluding the restrooms, useable storage space, janitorial, electrical and telecommunications closets, and any other areas that are part of the Premises.

(J) The term "Environmental Laws" shall mean all laws now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.

(K)  The term "Exempt Transfer" or "Exempt
Transfers" shall mean the transfer of an Option Property or any interest therein (made in good faith and not for the purpose of evading the provisions of Paragraphs 29, 30 or 31 hereof) to any partnership, limited liability company, corporation or other entity in which the then current Landlord or one or more of the then current members or partners of Landlord has either singly or in the aggregate at least a majority interest; transfers by members or partners of the then current Landlord by way of sale, gift or devise to lineal descendents, parents, siblings, or spouses, or to a trust for the benefit of one or more of such persons; transfers to a Landlord Affiliate; or transfers at a public auction, transfers by deed in lieu of foreclosure, or transfers in lieu of condemnation.

(L)  The term "Expense Year" shall mean each
calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Percentage Share of Real Property Taxes and Operating Expenses shall be equitably adjusted for any Expense Year involved in any such change.

(M) The term "Hazardous Material" shall mean by way of illustration, and without limitation: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq., and the Hazardous Materials Transportation
Act, 49 U.S.C. Sections 1801, et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws;
(ii) those substances defined as "hazardous wastes" in
Section 25117 of the California Health & Safety Code or as
"hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part
302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and
(v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. 1321), is listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C.
1317), or contains any flammable, explosive or radioactive material.

(N) The term "Land" shall mean the parcel(s) of land on which the Building is located.

(O) The term "Landlord Affiliate" shall mean any corporation, limited liability company or other entity (i) which controls, is controlled by, or is under common control with Landlord, or (ii) into which or with which Landlord is merged or consolidated, or (iii) to which all or substantially all (at least ninety percent (90%)) of Landlord's assets are transferred.

(P)  The term "Lease Year" means each
consecutive twelve (12) month period during the Lease Term, commencing on the Commencement Date.

(A)  The term "Net Worth" shall mean the net
worth of an entity based upon financial statements prepared by a nationally recognized accounting firm in accordance with generally accepted accounting principles, but excluding amounts allocated to intangible assets, including goodwill.

(R) (I) The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Real Property (as defined in Paragraph 1(v) hereof) and Common Areas (as defined in
Paragraph 1(g) hereof), including, without limitation, the following costs: (1) premiums and other charges incurred by Landlord with respect to the insurance Landlord carries pursuant to Paragraph
14(e) below, and costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy, provided that in no event shall Tenant be required to pay the deductible amount under any applicable earthquake policy;
(2) water charges and sewer rents or fees; (3) license, permit and inspection fees and charges, the reasonable cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any transportation system management program or similar program; (4) sales, use and excise taxes on goods and services purchased by Landlord in connection with the performance of Landlord's maintenance and repair obligations under this Lease; (5) at such time, if at all, as the Building shall become a multi-tenant building, reasonable management fees and expenses, taking into consideration the scope of management services provided by Landlord or a third party; (6) the cost of performing Landlord's repair and maintenance obligations under this Lease, including the repair and replacement of worn-out equipment, facilities and installations, but excluding capital expenditures (except as expressly included in clause (11) below); (7) inspection or service contracts for elevator, electrical, mechanical, sanitary, HVAC, and other building equipment and systems; (8) supplies, tools, materials and equipment used in connection with the performance of Landlord's maintenance and repair obligations under this Lease; (9) accounting, legal and other professional, consulting or service fees and expenses; (10) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (11) if the extraordinary use of the HVAC system by Tenant shall result in the necessity to make capital improvements that would not have been required if Tenant had utilized the HVAC system in a manner consistent with customary business hours and practices, the cost of any capital improvements or repairs made by Landlord to the HVAC system or components thereof, such cost or allocable portion thereof to be amortized over the useful life thereof as reasonably determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c) hereof) charged at the time such capital improvements or capital repairs are made or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of making such capital improvements or capital repairs, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital repairs are made (the "Amortization
Rate"); and (12) payments under any easement, license, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs by the Building, provided that any such instruments entered into after the date of this Lease shall be approved by Tenant, which approval shall not be unreasonably withheld or delayed. Operating Expenses shall be determined in accordance with sound real estate management practices.

(II)  To the extent costs and expenses
described above relate to both the Real Property and other property or relate to the Common Areas, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated as Landlord may reasonably determine to be appropriate.

(III)  Notwithstanding Paragraph 1(r)(i)
above, Operating Expenses shall not include the following:
(1) depreciation on the Building; (2) debt service; (3) interest (except as expressly provided in this Paragraph 1(r)), principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt; (4) attorneys' fees and other expenses incurred in connection with lease negotiations, terminations, or extensions or in proceedings involving a specific tenant; (5) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(r));
(6) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants;
(7) advertising expenses relating to vacant space; (8) real estate brokers' or other leasing commissions; (9) amounts paid directly by Tenant or any other tenant or occupant of the Building, or by Landlord's or Tenant's insurance carrier or by any other third party;
(10) any bad debt loss, rent loss, or reserves for bad debts or rent loss, provided that Tenant timely pays all Rental when due hereunder; (11) expenses of extraordinary services provided to other tenants in the Building which are made available to Tenant at cost or for which Tenant is separately charged; (12) costs paid to Landlord or to affiliates of Landlord for services in the Building to the extent the same materially exceed the costs for such services if rendered by unaffiliated third parties on a competitive basis;
(13) electric power costs for which any tenant directly contracts with the local public service company; (14) expenditures required solely by reason of the failure of the Base Building Improvements to comply with Applicable Laws as of the Commencement Date;
(15) the cost of removal or remediation of Hazardous Materials (as defined by Applicable Laws in effect on the Commencement Date) in, on, or under the Land or in the Base Building Improvements, except to the extent such costs are incurred as a result of the exacerbation of a condition involving Hazardous Materials by Tenant or Tenant's Agents or Tenant's failure to comply with the provisions of this Lease; (16) costs of constructing the Base
Building Improvements; (17) costs of correcting any latent defects in the Base Building Improvements, of which Tenant has notified Landlord in writing within twelve (12) months after Substantial Completion thereof; and (18) costs incurred solely by reason of Landlord's default under this Lease.

(S)  The term "Option Property" or "Option
Properties" shall mean the properties designated as Building 1, Building 2, Building 3, Building 4, and Building 5 on Exhibit B, which Landlord, Robert Birmingham ("Birmingham"), or an entity in which Birmingham has an ownership interest, currently owns in fee, or in which Landlord, Birmingham, or an entity in which Birmingham has an ownership interest acquires fee title interest or a ground lessee's interest at any time during the Lease Term, including the Real Property; provided, however, that nothing contained in this
Section 1(s) or elsewhere in this Lease shall constitute or be deemed to constitute a covenant, representation, or warranty on the part of Landlord or Birmingham that Landlord or Birmingham will in fact acquire an interest in the properties designated on Exhibit B, and neither Landlord nor Birmingham shall have any liability whatsoever to Tenant for their failure to do so. Tenant agrees not to pursue the leasing or purchase of the Option
Property designated as Building 4 on Exhibit B with any party
(other than with Landlord pursuant to Paragraphs 29, 30 and 31 below), unless and until Building 4 is transferred in a bone fide transaction to a third party in which neither Landlord nor Birmingham has an ownership interest. Further, Tenant shall not enter into any substantive discussions regarding Building 4 without the prior written approval of Landlord, which may be withheld in Landlord's sole and absolute discretion, unless and until Building 4 is transferred to a third party in which neither Landlord nor Birmingham has an ownership interest.

(T) The term "Parking Facilities" shall mean the area on the ground floor of the Premises designated from time to time by Tenant for the parking of vehicles, subject to Applicable
Laws.

(U) The term "Premises" shall mean the space in the Building depicted on the floor plans attached hereto as Exhibit A, together with the appurtenant right to the use, in common with other tenants of the Building and their employees and invitees, of the Common Areas. Notwithstanding Paragraph 6(a), Landlord and Tenant hereby stipulate that the Premises contain the number of square feet of rentable area specified in Paragraph D of the Summary of Lease Terms, and Tenant shall have no right to re-measure the Premises. Except as expressly provided herein, Landlord reserves the non-exclusive right to all the outside walls and windows of the Premises and to the extent reasonably necessary for purposes of operation, maintenance, improvements and repairs, any space in the Premises used for shafts, stacks, pipes, conduits (excluding cabling therein installed by Tenant), ducts, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises.

(V)  The term "Real Property" shall mean,
collectively, the Land, the Building, and the utilities, facilities, drives, walkways, and other amenities appurtenant to or servicing the Building.

(W) The term "Real Property Taxes" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged or imposed by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority (i) on the Real Property or any part thereof, (ii) on Landlord with respect to the Real Property, (iii) on the act of entering into this Lease or any other lease of space in the Real
Property, (iv) on the use or occupancy of the Real Property or any part thereof, (v) with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, (vi) on or attributable to personal property used in connection with the Building, including the Common Areas, (vii) related to any transportation plan, fund or system affecting the Building (excluding the Transit Impact Development Fee imposed pursuant to Chapter
38 of the San Francisco Administrative Code), and (viii) relating to or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other
Real Property Taxes. Real Property Taxes shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real
Property Taxes.
Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a part of Real Property Taxes.
Further, notwithstanding the foregoing, if at any time during the Lease Term, any sale or change in ownership of the Building is consummated and, as a result, all or part of the Building is reassessed ("Reassessment") for real estate tax purposes by the appropriate government authority under the terms of Proposition 13
(as adopted by the voters of the State of California in the June
1978 election), then Tenant shall not be obligated to pay any portion of the Tax Increase relating to the Reassessment. For purposes of this Paragraph, the term "Tax Increase" shall mean that portion of the Real Property Taxes, as calculated immediately following the Reassessment, that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Real Property Taxes that is (i) attributable to the initial assessment of the value of the Building, the Base Building Improvements, or the tenant improvements located in the Building;
(ii) attributable to assessments pending immediately before the Reassessment that were conducted during, and included in, the Reassessment or that were otherwise rendered unnecessary following the Reassessment; or (iii) attributable to the annual inflationary increases in Real Property Taxes, including inflationary increases calculated on the value of the Real Property following the Reassessment, whenever occurring, or (iv) changes in tax rates.

(X)  The term "Rental" shall mean the Basic
Monthly Rental set forth in Paragraph 3(a) below, all additional rent, and any other costs or charges payable by Tenant to Landlord under this Lease or the Work Letter.

(Y) The term "Tenant Affiliate" shall mean any corporation, partnership, limited liability company or other business entity which (i) is controlled by, controls, or is under common control with CNET NETWORKS, INC.; or (ii) is the corporation or other business entity resulting from a merger, consolidation or other non-bankruptcy reorganization with CNET NETWORKS, INC.; or (iii) purchases all or substantially all (at least ninety percent (90%)) of the assets of CNET NETWORKS, INC. as a going concern.

(Z) The term "Tenant Improvements" shall have the meaning set forth in Paragraph 1.6(l) of the Work Letter.

(AA) The term "Tenant's Percentage Share" shall mean the percentage figure specified in Paragraph E of the Summary of Lease Terms.

(BB) The term "Work Letter" shall mean Exhibit C attached hereto and made a part hereof.

2  TERM.

(A) The term of this Lease (the "Lease Term") shall commence and, unless ended sooner as herein provided, shall expire on the dates respectively specified in Paragraph F of the Summary of Lease Terms (respectively referred to hereinafter as the "Commencement Date" and the "Expiration Date").
Landlord and Tenant hereby agree to confirm the actual Commencement and Expiration Dates within ten (10) days following the commencement of the Lease Term by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the Lease Term shall commence on the Commencement Date and end on the Expiration Date whether or not such Memorandum is executed. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease
Term.

(B) Except as expressly set forth in this Lease, including the Work Letter, Tenant agrees to accept possession of the Premises in their "as is" condition, without representation or warranty by Landlord, express or implied, and with no obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, or to perform any construction, remodeling or other work of improvement upon the Premises, or contribute to the cost of any of the foregoing. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as expressly set forth in this Lease.

(C)  Tenant agrees that in the event Tenant
enters the Premises prior to the Commencement Date for any reason, including for the purpose of preparing the Premises for Tenant's occupancy, such entry shall be pursuant to all of the terms, covenants and conditions of this Lease, including, without limitation, Tenant's indemnity obligations contained in Paragraph 13 below, but excluding the obligation to pay Basic Monthly Rental or Tenant's Percentage Share of Operating
Expenses and Real Property Taxes, as provided in Paragraph 4 below.

(D)  If Landlord does not cause the Base Building
Improvements to be Substantially Complete (as defined in Paragraph 1.6(g) of the Work Letter) by the Target Delivery Date or the Outside Delivery Date, this Lease shall not be void or voidable, and Landlord shall not be deemed in default or otherwise liable to Tenant for any claims, damages or liabilities in connection therewith or by reason thereof, except as follows:

(I)  If Landlord does not cause the Base
Building Improvements to be Substantially Complete on or before the Target Delivery Date set forth in Paragraph F of the Summary of Lease Terms (as the same may be extended), then Tenant shall be entitled to receive two (2) days of free Monthly Basic Rental for each day of "Tenant Substantial Completion Delay", which means the number of days equal to the lesser of (A) the number of days following the Target Delivery Date that Landlord fails to cause the Base Building Improvements to be Substantially Complete, or (B) the number of days Substantial Completion of the Tenant
Improvements is actually delayed as a result of such failure by Landlord. Such amount shall be credited to Tenant immediately following the Rent Commencement Date. In the event of any dispute regarding Tenant Substantial Completion Delay, either party may elect to submit the matter to arbitration in accordance with Paragraph 32 below.

(II)  If Landlord does not cause the Base
Building Improvements to be Substantially Complete on or before the Outside Delivery Date set forth in Paragraph F of the Summary of Lease Terms (as the same may be extended), Tenant shall have the right to deliver a notice to Landlord (a "Termination Notice") electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice (the "Effective Termination Date"). The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Delivery Date (as the same may be extended) nor later than five (5) business days after the Outside Delivery Date.

(A)  Upon any termination
pursuant to this Paragraph 2(d)(ii), Landlord shall return to Tenant any prepaid rent, and Landlord and Tenant shall be relieved from any and all liability to each other (including with respect to any free rent accrued pursuant to Paragraph 2(d)(i) above), except for any obligations which expressly survive the expiration or earlier termination of this Lease. Tenant's right to terminate this Lease and Tenant's right to free rent pursuant to Paragraph 2(d)(i) above shall be Tenant's sole and exclusive remedies at law or in equity for the failure of Landlord to cause the Base Building Improvements to be Substantially Complete by the Outside Delivery Date, and Tenant expressly agrees that Landlord shall have no liability for any damages (including consequential damages), incurred by Tenant by reason of or in connection with such failure.

(B)  At Landlord's option, the
termination rights contained in this Paragraph 2(d)(ii) shall not be exercisable, or, if exercised, shall not be effective, if on the date of exercise of such right Tenant is in default of any monetary obligation under this Lease beyond any applicable cure period.
Further, the rights contained in this Paragraph 2(d)(ii) are personal to CNET NETWORKS, INC. and may only be exercised if on the date of exercise of such right CNET NETWORKS, INC. shall not have assigned this Lease or sublet any portion of the Premises other than to a Tenant Affiliate.

(III)  The Target Delivery Date and the
Outside Delivery Date shall each be extended to the extent of any delays attributable to Force Majeure, as defined in Paragraph 1.6(c) of the Work Letter, and/or any Tenant Delay, as defined in Paragraph 1.6(h) of the Work Letter.

3  RENTAL; SECURITY DEPOSIT.

(A)  Tenant agrees to pay to Landlord as "Basic
Monthly Rental" for the Premises the following sums:

Lease Years
Annual
Basic
Rental/Sq.
Ft.
Annual
Basic
Rental
Monthly
Basic
Rental
Rent Commencement Date
through Lease Year 5
$50.00
$14,170,800.00
$1,180,900.00
Lease Years 6 through 10
$55.00
$15,587,880.00
$1,298,990.00
Lease Years 11 through the
Expiration Date
$60.00
$17,004,960.00
$1,417,080.00

(B)  Basic Monthly Rental shall be paid to
Landlord, in advance, on or before the first day of each and every successive calendar month during the Lease Term, commencing on the Rent Commencement Date. In the event the Rent
Commencement Date occurs on a day other than the first day of a calendar month, or the Lease Term ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for such first and/or last fractional months shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(C)  Except as otherwise expressly provided
herein, Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at Landlord's address for payments specified in the Summary of Lease Terms, or to such other person or at such other place as Landlord from time to time may designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the "Interest Rate") equal to the sum of five (5) percentage points over the publicly announced reference rate (the "Reference Rate") charged on such due date by the San Francisco
Main Office of Bank of America NT & SA (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers); provided, however, Tenant's total liability for interest payments under this Lease shall not exceed the limits, if any, imposed on such payments by the usury laws of the State of California. In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause
Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within three (3) days of when due, Tenant shall pay to Landlord as a late charge an additional sum equal to the lesser of (i) five percent (5%) of the overdue Rental or (ii) the amount of the late charge(s) payable by Landlord to Holders of Superior Interests at the time of Tenant's delinquency. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(D) Within two (2) business days after the full execution of this Lease, Tenant shall pay to Landlord an amount equal to one-half (1/2) of the Basic Monthly Rental for the first month of the Lease Term, which amount Landlord shall apply to the Basic Monthly Rental for such first month. Upon commencement of construction of the Tenant Improvements, Tenant shall pay to Landlord an amount equal to the remaining one-half (1/2) of the Basic Monthly Rental for the first month of the Lease Term, which amount Landlord shall apply to the Basic Monthly Rental for such first month.

(E) On the first day of Lease Year 14, Tenant shall pay to Landlord the amount specified in Paragraph H of the Summary of Lease Terms (the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rental, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Deposit for the payment of any Rental in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from the Deposit only those sums reasonably necessary to remedy defaults in the payment of Rental, to repair damage caused by Tenant, or to clean the Premises. If Landlord uses or applies all or any portion of the Deposit as provided above, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall, at Landlord's option, be an Event of Default (as defined in Paragraph 18(a)) under this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises. Landlord's return of the Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

4  TENANT'S SHARE OF OPERATING EXPENSES
   AND REAL PROPERTY TAXES.

(A)  In addition to the Basic Monthly Rental
payable during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of Operating Expenses and Real Property Taxes for each Expense Year. If it shall not be lawful for Tenant to reimburse Landlord for any Real Property Taxes as defined herein, then consistent with the parties' agreement as provided in Paragraph 4(e) below, the Basic Monthly Rental payable to Landlord hereunder shall be increased to net Landlord the same amount of Rental as would have been received by Landlord had Tenant paid Tenant's Percentage Share of such Real Property Taxes pursuant to this Paragraph 4.

(B) Subject to the provisions of Paragraph 4(d) below, Tenant shall pay to Landlord, as additional rent, one-twelfth (1/12th) of Tenant's Percentage Share of Operating Expenses and
Real Property Taxes for each Expense Year on or before the first day of each calendar month of such Expense Year, in advance, in an amount estimated by Landlord in notices delivered to Tenant. If Landlord fails to deliver such an estimate to Tenant prior to the commencement of any Expense Year, Tenant shall continue to pay Tenant's Percentage Share of Operating Expenses and Real
Property Taxes on the basis of the prior Expense Year's estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the Expense Year in question, less any portion thereof previously paid by Tenant. Landlord may revise its estimate of Tenant's Percentage Share of Operating Expenses and Real
Property Taxes for any Expense Year from time to time by giving written notice of such revision to Tenant, in which event subsequent payments by Tenant for such Expense Year shall be based on Landlord's revised estimate. The failure or delay by Landlord to provide Tenant with Landlord's estimate of Tenant's Percentage Share of Operating Expenses and Real Property Taxes or Landlord's "annual statement" (as defined in Paragraph 4(c)(i) below) for any Expense Year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant's obligation to pay Tenant's Percentage Share of Operating Expenses or Real Property Taxes for such Expense Year or of Landlord's right to send to Tenant such an estimate or annual statement, as the case may be.

(C)  (I)  Within one hundred twenty (120)
days after the close of each Expense Year or as soon after such one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses and Real Property Taxes for such Expense Year and
Tenant's Percentage Share thereof (an "annual statement") and, subject to Paragraph 4(c)(ii) below, such statement shall be final and binding upon Tenant. If, on the basis of the annual statement for any Expense Year, Tenant's Percentage Share of Operating
Expenses or Real Property Taxes for such Expense Year is more than the estimated payments made by Tenant for such Expense
Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the annual statement. If, on the basis of the annual statement for any Expense Year, Tenant has paid to Landlord an amount in excess of the actual amounts payable under Paragraph 4(a) above for such Expense Year and Tenant is not in default in the performance of any of its monetary covenants under this Lease, then Landlord, at its option, shall either promptly refund such excess to Tenant or credit the amount thereof to the Basic Monthly Rental next becoming due from Tenant until such credit has been exhausted.

(II)  Tenant shall have the right, during
the one hundred eighty (180) day period following delivery of an annual statement, at Tenant's sole cost to review in Landlord's offices Landlord's records of Operating Expenses and Real
Property Taxes for the subject Expense Year. Such review shall be carried out only by regular employees of Tenant, a major national accounting firm, a certified public accountant, or real estate professional reasonably satisfactory to Landlord. No person conducting such an audit shall be compensated on a "contingency" or other incentive basis. Tenant shall keep any information gained from its inspection of Landlord's books and records confidential and shall not disclose any such information to any other party, except as required by Applicable Laws. If requested by Landlord, Tenant shall require its employees, agents or contractors inspecting Landlord's books and records to sign a confidentiality agreement prior to making Landlord's books and records available to them. If, as of the one hundred eightieth (180th) day after delivery to Tenant of an annual statement, Tenant shall not have delivered to Landlord an objection statement (as defined below), then such annual statement shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such annual statement. If within such one hundred eighty (180) day period, Tenant delivers to Landlord a written statement specifying objections to such annual statement (an "objection statement"), then Tenant and Landlord shall meet to attempt to resolve such objection within thirty (30) days after delivery of the objection statement. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all amounts payable in accordance with this Paragraph 4 (including any disputed amount). If such dispute results in an agreement that Tenant is entitled to a refund, Landlord shall, at its option, either pay such refund or credit the amount thereof to the Basic Monthly Rental next becoming due from Tenant. All expenses of Tenant's audit shall be paid by Tenant, unless Operating Expenses and Real Property Taxes for the subject Expense Year shall have been overstated by more than five percent (5%), in which case Landlord shall reimburse Tenant for the reasonable out-of-pocket expenses incurred by Tenant in connection with such audit, up to a maximum amount of Three Thousand Dollars ($3,000.00), promptly after Landlord's receipt of invoices or other satisfactory evidence of such costs.

(D)  (I)  If the Rent Commencement date
occurs on a day other than the first day of an Expense Year, or this Lease expires or otherwise terminates on a day other than the last day of an Expense Year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the Expense Year in which such commencement or termination occurs shall be prorated as follows: (A) with respect to the Expense Year during which the Rent Commencement Date occurs, such amounts shall be prorated on the basis which the number of days from the Rent Commencement
Date through and including the last day of such Expense Year, bears to 360; and (B) with respect to the Expense Year during which this Lease terminates, such amounts shall be prorated on the basis which the number of days from the first day of such Expense Year through and including the date this Lease terminates, bears to 360. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such termination.

(II)  If the Rent Commencement Date
occurs on a day other than the first day of an Expense Year, or expires on a day other than the last day of an Expense Year, then, notwithstanding the provisions of Paragraph 4(b) above, Tenant shall pay to Landlord, as additional rent, estimated amounts of Tenant's Percentage Share of Operating Expenses and Real
Property Taxes for such Expense Year(s) as follows: (A) with respect to the Expense Year during which the Rent
Commencement Date occurs, Tenant shall pay to Landlord on or before the Rent Commencement Date (as provided in Paragraph 3(d) above), and on or before the first day of each calendar month of such Expense Year thereafter, Landlord's estimate of Tenant's Percentage Share of Operating Expenses and Real Property Taxes for such Expense Year, divided by the number of months (including any partial months) in such Expense Year from the Rent Commencement Date through and including the last day of such Expense Year; and (B) with respect to the Expense Year during which the Expiration Date occurs, Tenant shall pay to Landlord on or before the first day of each calendar month of such Expense Year, Landlord's estimate of Tenant's Percentage Share of Operating Expenses and Real Property Taxes for such Expense Year, divided by the number of months (including any partial months) in such Expense Year from the first day of such Expense Year through and including the Expiration Date.

(E) It is the intention of Landlord and Tenant that the Basic Monthly Rental paid to Landlord throughout the Lease
Term shall be absolutely net of all Real Property Taxes and Operating Expenses, and the foregoing provisions of this Paragraph 4 are intended to so provide.

5.  OTHER TAXES PAYABLE BY TENANT.  Tenant
shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto:

(A)  imposed upon, measured by or reasonably
attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;

(B)  imposed upon or measured by the Basic
Monthly Rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental;

(C)  imposed upon or with respect to the
possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

(D)  imposed upon this transaction or any
document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6.  USE

(A)  Tenant acknowledges that Landlord has
received approval (the "Approval") by the Planning Commission of the City and County of San Francisco (the "City") for construction of a building on the Land containing approximately 180,000 square feet of office space, 40,000 square feet of light manufacturing and production space, 24,000 square feet of distribution space, 17,800 square feet of parking for fifty (50) parking spaces, 3,300 square feet for two (2) loading docks, 1,000 square feet for a retail caf space and 4,280 square feet of open space in the form of an urban garden and indoor park. Tenant acknowledges and agrees that Tenant's use of the Premises, and the submission of plans to the City for the Tenant Improvements pursuant to the Work Letter, shall be consistent with the Approval.

(B)  Tenant has represented to Landlord that
Tenant contemplates using the Premises for the uses described in Exhibit E ("Contemplated Uses"). Landlord, at Landlord's expense, shall diligently endeavor to obtain a determination of the Zoning Administrator of the City that the Contemplated Uses constitute non-office uses that are permissible under the Approval. At such time as Landlord obtains a determination confirming that the Contemplated Uses are permissible under the Approval, Tenant shall have no further rights pursuant to this Paragraph 6(b). If Landlord has not obtained such determination, Tenant shall exercise commercially reasonable efforts throughout the Lease
Term to utilize the entire Premises for uses permissible under the Approval, including, without limitation, by relocating non-office uses in other sites in the City to the Premises, provided that Tenant shall not be required to relocate its studios to the Premises. If, despite its commercially reasonable efforts, Tenant is unable to utilize all of the non-office portions of the Premises for uses permissible under the Approval, and an officer of Tenant shall certify in writing to Landlord (i) the location and square footage of the portion of the Premises which Tenant is unable to use (the "Vacant Space"), (ii) that Tenant has exercised its commercially reasonable efforts to utilize the Vacant Space for permissible uses, and (iii) the Vacant
Space is entirely vacant and cannot be used for permissible uses ("Tenant's Vacant Space Notice"), then the Monthly Basic Rental for the Vacant Space shall abate commencing on the first day of the first month following Landlord's receipt of Tenant's Vacant
Space Notice and terminating on the date Tenant uses the Vacant
Space for any purpose whatsoever. From time to time within twenty (20) days after request by Landlord, an officer of Tenant shall re-certify to Landlord in writing that the information set forth in Tenant's Vacant Space Notice remains true and correct as of the date of such re-certification. Further, within ten (10) days after written request by Landlord, Tenant shall designate in writing to Landlord an area approximately equal in size to the area of the Vacant Space ("Termination Space"), which Termination Space must be in a configuration reasonably re-leasable by Landlord, including, without limitation, the requirement that the Termination
Space comply with applicable codes relating to exiting requirements. If Landlord determines in good faith that the Termination Space proposed by Tenant is not reasonably re-leasable by Landlord, Landlord shall so notify Tenant within five (5) business days after receipt of Tenant's designation. In such case, the parties shall promptly meet and attempt to agree upon the Termination Space. If the parties are unable to agree upon the Termination Space within ten (10) business days after Tenant's receipt of Landlord's objection to the Termination Space designated by Tenant, either party may submit the matter to arbitration in accordance with Paragraph 32 below. Tenant shall vacate and surrender the Termination Space to Landlord within ten
(10) days after the later of (A) expiration of the date for Landlord to object to the Termination Space designated by Tenant without objection by Landlord or (B) the date the Termination Space is determined, either by mutual agreement of the parties or arbitration in accordance with Paragraph 32. In such event, this Lease shall be amended to exclude the Termination Space from the Premises and to make such modifications as are reasonably required to accommodate conversion of the Building from a single-tenant building to a multi-tenant building, including, without limitation, the designation of additional Common Areas to provide reasonable access for all tenants of the Building and the reallocation of maintenance and repair responsibilities with respect to the Common Areas in a manner mutually agreeable to Landlord and Tenant; and this Lease as so amended shall continue thereafter in full force and effect. If Landlord and Tenant cannot mutually agree upon the amendments to this Lease reasonably required to accommodate conversion of the Building from a single-tenant building to a multi-tenant building within ten (10) business days after Tenant's receipt of Landlord's surrender notice, either party may elect to submit such matters to arbitration in accordance with Paragraph 32.

(C) Subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed, Tenant may elect to convert all or a portion of the parking area of the Premises to another use. In such case, Tenant, at Tenant's expense, shall be responsible to obtain, and shall exercise its best efforts to obtain, all governmental approvals required under Applicable Laws for such conversion, including, without limitation, under Section 309 of the Planning Code of the City. Tenant shall keep Landlord apprised of its actions, and shall provide Landlord with copies of all applications submitted by Tenant and all correspondence to or from the City relating to conversion of the parking area. Landlord, at no out-of-pocket expense to itself, will cooperate with Tenant's efforts. If, despite its best efforts, including diligently pursuing any applicable appeal processes, Tenant is unable to convert all or the desired portion of the parking area to another use, and an officer of Tenant shall certify in writing to Landlord (i) that despite its best efforts, Tenant was unable to convert all or the desired portion of the parking area of the Premises to another use and (ii) the location and square footage of such parking area (Tenant's Parking
Notice"), then the Annual Basic Rental rate for the portion of the parking area of the Premises which Tenant has unsuccessfully attempted to convert to another use shall be reduced to Thirty
Dollars ($30.00) per square foot per annum for the balance of the Lease Term commencing on the later of (A) the first day of the first month after the date Landlord receives Tenant's Parking Notice and (B) the fifth (5th) anniversary of the Rent Commencement
Date. The reduced rental for the parking area shall continue to be payable at the times and in the manner set forth in Paragraph 3 of this Lease.

(D) Tenant agrees not to do or permit to be done in or about the Premises or the Building, nor to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything which is prohibited by or will in any way conflict with any Applicable Laws now or hereafter in effect, or which would subject Landlord or Landlord's agents to any liability, or which is prohibited by the standard form of fire insurance policy, or which will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building which will obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure them, or use or allow the Premises to be used for any unlawful purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, nor to use or permit to be used any loudspeaker or other device, system or apparatus which can be heard outside the Premises without the prior written consent of Landlord nor to permit any objectionable odors, bright lights or electrical or radio interference which may unreasonably interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

7.  COMPLIANCE WITH LAWS/ENVIRONMENTAL
    MATTERS.

(A) Tenant agrees at its sole cost and expense to promptly comply with all Applicable Laws, with any occupancy certificate issued for the Premises, and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises; provided, however, that subject to reimbursement as an Operating Expense pursuant to Paragraph 4, Landlord shall make alterations or improvements to the Building Structure, Core Areas, or Base Building Systems, unless such alterations or improvements are necessitated by Tenant's Alterations (excluding the Tenant Improvements, except as provided in the Work Letter), acts or particular use of the Premises. In addition, Tenant shall be responsible, at its sole cost and expense, for (i) ADA compliance in the Premises, including in connection with any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (ii) ADA compliance outside the Premises triggered by Tenant's Alterations (excluding the Tenant Improvements, except as provided in the Work Letter) in the Premises, and (iii) ADA compliance outside the Premises necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. With respect to any ADA compliance work required outside the Premises for which Tenant is responsible hereunder, Landlord shall have the right to perform such work, or require that Tenant perform such work with contractors, subcontractors, engineers and architects approved by Landlord; and if Landlord elects to perform such work outside the Premises, Tenant shall reimburse Landlord for the cost of such work within ten (10) days following receipt of invoices therefor. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not), that Tenant has violated any Applicable Laws or other such requirements or provisions shall be conclusive of that fact as between Landlord and Tenant. If Tenant's use or operation of the Premises or any of Tenant's equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

(B)  Tenant, at Tenant's expense, agrees to
provide on-site transportation brokerage services and to comply with the transportation management programs applicable to the Building. Neither this Paragraph nor any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

(C) Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or in or on the Real Property, or transport to or from the Premises or any part of the Real Property, any Hazardous Material or allow its employees, agents, contractors, licensees, invitees or any other person or entity to do so. The foregoing covenant shall not apply to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all Applicable Laws, (iii) such substances are not disposed of in or about the Building or the Real Property in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Building and the Real Property by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Material then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Material in or about the Building or the Real Property. In addition, Tenant shall immediately furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to Applicable Laws or Hazardous
Materials. Landlord's right of entry pursuant to Paragraph 16 of this Lease shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

(D)  To the maximum extent permitted by
Applicable Law, Tenant hereby indemnifies, and agrees to protect, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 13(b)) harmless, from and against any and all Claims (as defined in Paragraph 13(b)), arising out of (i) the introduction into the Real Property by Tenant or any Tenant Party of any Hazardous
Material, (ii) the usage by Tenant or any Tenant Party of Hazardous Material in or about the Real Property, (iii) the discharge or release in or about the Real Property by Tenant or any Tenant Party of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or any Tenant Party of Hazardous Material in or about the Real Property, and (v) any failure of Tenant or any Tenant Party to observe the covenants of this Paragraph 7. In case of any action or proceeding brought against Landlord or any other Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably approved by Landlord.

(E) Landlord represents and warrants that, to its knowledge, except as set forth in the Phase I Environmental Site Assessment dated September 8, 1998, prepared by Treadwell and Rollo, there are no Hazardous Materials located in the Premises. For purposes of this paragraph, the knowledge of Landlord shall mean the actual knowledge of Birmingham, Managing Member of Landlord, as of the date hereof.

(F)  Landlord shall cause the Building Structure,
Core Areas, and Base Building Systems to comply with all Applicable Laws, subject to the inclusion of the cost thereof in Operating Expenses.

8.  ALTERATIONS; LIENS.

(A) Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as "Alterations"), or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (except for "Minor Alterations," as hereinafter defined, for which such consent shall not be required); provided, however, Tenant acknowledges that, by way of example and without limitation, it shall be reasonable for Landlord to withhold its consent to Alterations affecting the Building
Structure, Core Areas, or Base Building Systems, or Alterations which require work to be performed in portions of the Real Property outside the Premises in order to comply with Applicable Laws.
Further, in no event shall Tenant file any permit application that would change the designated uses in the Approval without Landlord's prior approval. Landlord shall approve or disapprove of any proposed Alterations within ten (10) business days following Landlord's receipt of Tenant's request for approval, accompanied by detailed plans and specifications for the proposed Alterations (if required hereunder). If Landlord shall fail to respond within said ten (10) business day period, Tenant may give Landlord a second notice which shall specify in capital letters that if Landlord fails to approve or disapprove of the proposed Alterations within five (5) business days after receipt of such second notice, Landlord shall be deemed to have approved the proposed Alterations. If Landlord then fails to approve or disapprove of the proposed Alterations within five (5) business days after Landlord's receipt of such second notice, Landlord shall be deemed to have approved the proposed Alterations. As a condition of its consent to Alterations hereunder, Landlord may impose any reasonable requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due. Landlord's approval shall not be required for Alterations which cost in the aggregate less than One Hundred Fifty Thousand
Dollars ($150,000.00), provided that such Alterations do not affect or require work to be performed on the Building Structure, Core
Areas or Base Building Systems or change the designated uses set forth in the Approval ("Minor Alterations"). Minor Alterations shall be subject to all of the other provisions of this Section 8, except as otherwise provided herein. Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at Tenant's expense (including expenses incurred in complying with Applicable
Laws). All Alterations shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify engineers, general contractors, subcontractors, and architects to perform work affecting the Building Structure, Core Areas, or Base Building Systems; or
Landlord may elect to perform such work at Tenant's expense. All Alterations shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications approved in writing by Landlord (excluding Minor Alterations which do not require a building permit) and shall be designed and diligently constructed in a good and workmanlike manner and in compliance with all Applicable Laws. No review by Landlord of such plans and specifications shall be deemed to create any liability of any kind on the part of Landlord or to constitute a representation on the part of Landlord or any professional consulted by Landlord in connection with such review and approval, that such plans and specifications are accurate or correct, or comply with Applicable Laws. The construction of any Alterations shall be performed in accordance with Landlord's applicable rules, regulations and requirements. Tenant shall cause any Alterations to be made in such a manner and at such times so that any such work shall not unreasonably disrupt or interfere with the use or occupancy of other tenants or occupants of the Building. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, or construction of any work.

(B) Subsequent to obtaining Landlord's consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord (i) any building or other permit required by Applicable Laws in connection with the Alterations; and (ii) a copy of the executed construction contract(s) In addition, Tenant shall require its general contractor to carry and maintain the following insurance (or in the case of Minor Alterations, such lesser insurance requirements as Landlord shall reasonably prescribe) at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction: (A) Commercial General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Contractor's Protective Liability, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate; (B) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services
Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto", and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (C)
Worker's Compensation with statutory limits and Employer's
Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee; and (D) "Builder's All Risk" insurance in an amount approved by Landlord covering the Alterations, including such extended coverage endorsements as may be reasonably required by Landlord. All such insurance policies (except Workers' Compensation insurance) shall be endorsed to add Landlord, the Holder of any Superior Interest and Landlord's designated agents as additional insureds with respect to liability arising out of work performed by or for Tenant's general contractor, to specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and to provide that coverage shall not be reduced, terminated, cancelled or materially modified except after thirty (30) days prior written notice has been given to Landlord. Landlord may inspect the original policies of such insurance coverage or require complete certified copies at any time. Tenant's general contractor shall furnish Landlord with evidence of insurance for its subcontractors as reasonably required by Landlord.

(C) Landlord shall have the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any Applicable Laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. Promptly following completion of any Alterations, Tenant shall (i) furnish to Landlord "as-built" plans therefor (but in the case of Minor Alterations only if Tenant has as-built plans prepared for its own purposes), (ii) cause a timely notice of completion to be recorded in the Office of the Recorder of the City and County of San Francisco in accordance with California Civil Code Section
3093 or any successor statute, and (iii) deliver to Landlord evidence of full payment and unconditional final waivers from Tenant's general contractor and each person who gave a preliminary 20-day notice pursuant to California Civil Code
Section 3097 or any successor statute. All trash which may accumulate in connection with Tenant's construction activities shall be removed by Tenant at its own expense from the Premises and the Building.

(D)  Tenant shall reimburse Landlord, within thirty
(30) days after request, for all out-of-pocket expenses incurred by Landlord in connection with review of plans and specifications for proposed Alterations. All sums due to Tenant's contractors, if paid by Landlord due to Tenant's failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any Alterations made by Tenant if designated by Landlord so to be removed at the time Landlord approved such Alterations, or in the case of Minor
Alterations for which Tenant did not obtain Landlord's approval, then prior to, or within thirty (30) days following, such expiration or earlier termination of this Lease, and repair any damage to the Premises caused by such removal. Tenant shall use the general contractor designated by Landlord for such removal and repair.

(E)  If Tenant shall desire to install any
equipment or make any Alteration which involves any Hazardous Material ("Hazardous Installation"), such installation shall be subject to, and in accordance with, such terms and conditions as Landlord may reasonably impose, including without limitation, the following:

(I)  Tenant shall deliver to Landlord
copies of all permits and other governmental registrations and approvals required by Applicable Laws, including, without limitation, applicable requirements of the San Francisco Fire Department, San Francisco Department of Public Health, and the Bay Area Air
Quality Management District;

(II)  Tenant shall comply with all
Applicable Laws relating to the design, installation, location, maintenance, operation, removal and closure of the Hazardous
Installation, and in the event of a release from the Hazardous
Installation, Tenant shall be the responsible party for all purposes under Applicable Laws;

(III)  Tenant shall respond to any release
of Hazardous Materials from the Hazardous Installation immediately after Tenant becomes aware of such release, regardless of the amount of the release, and shall make all required governmental notifications. In the event of any release from the Hazardous Installation, Tenant shall notify Landlord in writing of such release within twenty-four (24) hours after Tenant becomes aware thereof;

(IV)  Tenant shall provide a Pollution Legal
Liability Policy or other insurance naming Landlord and the Holder of any Superior Interests (if so designated by Landlord) as additional insureds in such amounts and otherwise in a form and issued by companies reasonably satisfactory to Landlord; and

(V)  In the event the Hazardous
Installation is no longer desirable for Tenant's use, and in any event prior to the expiration of the Lease Term, Tenant shall
(A) remove and close the Hazardous Installation in accordance with Applicable Laws and to the reasonable satisfaction of Landlord, and, to the extent practicable at commercially reasonable expense, restore the area in the vicinity of the Hazardous Installation to the condition existing prior to installation of the Hazardous Installation, and (B) if applicable, provide Landlord with a copy of a certificate of closure issued for the Hazardous Installation by the City and/or other applicable governmental agency.

(VI)  Tenant acknowledges that the
provisions of this Paragraph 8(e) shall survive the expiration or sooner termination of this Lease, and may be enforced by Landlord as well as any successor-in-interest of Landlord.

(F) Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within twenty (20) days following the recording of notice of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic's and materialmen's and like liens. Tenant shall give Landlord at least ten (10) days' prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

9.  MAINTENANCE AND REPAIR.

(A) Subject to Landlord's performance of its obligations under the Work Letter to be performed after delivery of the Premises to Tenant, by taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Except for Landlord's obligations pursuant to Paragraph 9(b) below, Tenant, at its expense, shall at all times keep the Real Property and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Without limiting the generality of the foregoing, Tenant, at Tenant's expense, shall (i) promptly replace all broken or cracked glass in the windows or entry doors with glass of equal quality, (ii) maintain the garden area and indoor park (except repair and maintenance of the fountain, which is Landlord's obligation as provided in Paragraph 9(b) below) in good and clean condition and repair, including, without limitation, regular maintenance and replacement of landscaping, (iii) maintain the sidewalks on the Real Property in good condition and repair, and
(iv) maintain the roof deck, if any, in good and clean condition and repair. Prior to the Rent Commencement Date, Landlord, at
Landlord's expense, shall apply an anti-graffiti spray to the lower portion of the exterior surface of the Building. Tenant, at Tenant's expense, shall promptly remove all graffiti in, on, or about the Building, including, without limitation, in the garden area. In addition, if Tenant elects to install a service elevator, Tenant, at Tenant's expense, shall be responsible for maintaining such service elevator in good working order and repair and in compliance with all Applicable Laws. Tenant shall enter into and keep in full force and effect a maintenance contract for the service elevator with a company and in a form reasonably satisfactory to Landlord. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and, unless designated by Landlord to be removed in accordance with Paragraph 8 above, the Tenant Improvements and Alterations to Landlord in the same condition as when installed, ordinary wear and tear (except to the extent Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as may be specifically set forth herein. No representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the fitness of the Premises for Tenant's intended use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions which may affect Tenant's use and enjoyment of the Premises or the Building.

(B)  Except as otherwise provided in
Paragraph 19, Landlord agrees to make all necessary repairs to the Building Structure (excluding the repair of cracked or broken glass, which is Tenant's obligation as provided in Paragraph 9(a) above), Core Areas and Base Building Systems and the fountain located in the garden area and lobby of the Building, and to maintain the same in reasonably good order and condition, subject to inclusion of the costs thereof in Operating Expenses, and subject to the following sentence. Subject to the provisions of Paragraph 14(e) below, any damage arising from the acts of Tenant, or any person or entity claiming through or under Tenant, including any Transferee, or any of their respective members, partners, employees, contractors, agents, customers, visitors, licensees or other persons in or about the Building by reason of Tenant's occupancy of the Premises (individually, a "Tenant Party" and collectively, "Tenant Parties") shall be repaired by Landlord at Tenant's sole expense, and Tenant shall pay Landlord on demand the cost of any such repair.

(C) If Tenant provides written notice to Landlord and the Holder of any Superior Interest of an Emergency Situation
(as hereinafter defined), and Landlord fails to commence repairs or maintenance which are Landlord's obligation hereunder within a reasonable period of time after the receipt of such notice, given the circumstances, then Tenant may perform necessary repairs or maintenance, subject to the provisions of this Paragraph. For purposes of this Paragraph, the phrase "Emergency Situation" shall mean Landlord's failure to perform Landlord's repair or maintenance obligations under this Lease, which failure (i) creates a condition which threatens imminent injury to persons or damage to property or (ii) materially and adversely affects Tenant's use of the Premises. If any repairs or maintenance undertaken by Tenant pursuant to this Paragraph will affect the Building Structure, Core Areas or Base Building Systems, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Structure, Core Areas or Base Building Systems unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractors who regularly perform similar work in comparable buildings. Further, any work performed by Tenant pursuant to this Paragraph shall be performed in accordance with all Applicable Laws. Landlord shall reimburse
Tenant for the reasonable costs incurred by Tenant pursuant to this Paragraph within thirty (30) days after Landlord's receipt of invoices or other reasonably satisfactory evidence of such costs; provided, however, that if Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity the basis of Landlord's objection, then either party may submit the matter to arbitration in accordance with Paragraph 32 below. If Landlord fails to pay the amount, if any, determined to be owing to Tenant pursuant to the arbitration proceeding within thirty (30) days after the arbitration award becomes final, Tenant shall have the right to offset the amount of the award (together with interest at the Interest Rate from the date the arbitration award becomes final until paid) against the Monthly Basic Rental installment(s) next coming due under this Lease, provided that in no event shall Tenant be entitled to offset more than ten percent (10%) of the Monthly Basic Rental in any month. Tenant shall not have the right to terminate this Lease as a result of Landlord's failure to perform any repair or maintenance obligations.

10.  SERVICES.

(A) So long as Tenant shall lease the entire rentable area of the Building, Tenant shall arrange for the bills for all water, electricity, sewer, gas, telephone and other utilities furnished to the Real Property to be sent directly to Tenant, and Tenant shall pay the companies furnishing utilities to the Real Property all amounts owing prior to delinquency. At such time, if at all, as the Building shall become a multi-tenant building, Tenant, at Tenant's expense, shall cause the Premises to be separately metered, and Tenant shall pay directly to the applicable utility companies the cost of all utilities furnished to the Premises, and shall pay to Landlord, as an Operating Expense, Tenant's
Percentage Share of utilities serving the Real Property outside the Premises. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewer, gas, telephone and any other utility services furnished to the Building during the Lease Term. Tenant shall also be responsible for the payment of any tapping, connection and use charges and fees imposed by any governmental units or utility companies in connection with providing any utility service to the Building.

(B) Tenant, at Tenant's expense, shall arrange for (i) janitorial service on a daily basis, Monday through Friday (excluding holidays) consistent with customary janitorial services provided in comparable buildings, (ii) refuse (including trash and garbage) pick up, which shall be performed on a regular scheduled basis so that accumulated refuse does not exceed the capacity of Tenant's refuse bins, and (iii) exterior window washing at least twice a year.

(C) Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises. Tenant acknowledges that Landlord's sole obligation shall be to provide the Base Building Improvements, and Tenant shall be responsible for designing an HVAC system and electrical system adequate for Tenant's use of the Premises. Tenant, at Tenant's expense, shall be responsible for installing any supplement HVAC systems or electrical capacity that may be necessary as a result of any machines or equipment used by Tenant in the Premises or the occupancy of the Premises, which in no event shall exceed one (1) person per one hundred (100) square feet of rentable area.

11.  SECURITY SERVICES AND ACCESS CONTROL.

(A) So long as Tenant shall lease the entire rentable area of the Building, Tenant shall be solely responsible for designing and implementing its own security system. At such time, if at all, as the Building shall become a multi-tenant building, Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in Landlord's sole discretion, deem necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant or any Tenant Parties. Tenant acknowledges that the safety and security devices, services and programs provided by Landlord from time to time, if any, may not prevent theft or other criminal acts, or insure the safety of persons or property, and Tenant expressly assumes the risk that any safety device, service or program may not be effective or may malfunction or be circumvented. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the other Indemnitees shall not be liable to Tenant, and Tenant hereby waives any claim against the Indemnitees to the maximum extent permitted by law, for (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any injury to or death of persons, or
(iii) any loss of property in and about the Premises or the Building by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any allegation of active or passive negligence on the part of Landlord or the other Indemnitees. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.

(B) In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

(C)  In the event of any picketing, public
demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all Claims incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

12.  ASSIGNMENT AND SUBLETTING.

(A) Restriction on Transfers. Except as provided in Paragraph 12(j) below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise;
(ii) sublet the Premises or any part thereof; or (iii) permit the use of the Premises by any persons (as referenced in Paragraph 26(n)) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").

(B) Notice of Proposed Transfer. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing ("Notice of Proposed Transfer"). Any such
Notice of Proposed Transfer shall include: (i) the proposed effective date (which shall not be less than thirty (30) days after the date of Tenant's Notice of Proposed Transfer); (ii) the portion of the Premises to be Transferred (herein called the "Subject Space");
(iii) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, a signed original of the proposed assignment or sublease documents, together with copies of all other documentation pertaining to the proposed Transfer, and an estimated calculation of the "Transfer Premium" (as that term is defined in Paragraph 12(d) below) in connection with such Transfer;
(iv) financial statements of the proposed Transferee for the three
(3) year period immediately preceding the Notice of Proposed
Transfer (or, if the proposed Transferee has been in existence for less than three (3) years, for such shorter period as may be applicable) certified by an officer, partner or owner thereof and any other information reasonably necessary to enable Landlord to determine the financial responsibility (including, without limitation, bank references and contacts at other of Tenant's funding sources), character and reputation of the proposed Transferee, the nature of such Transferee's business and proposed use of the Subject Space; and (v) such other information as Landlord may reasonably require, provided that Landlord must request such additional information within five (5) business days after receipt of the information described in clauses (i) through (iv) above. Any Transfer made without complying with this Paragraph shall, at Landlord's option, be null, void and of no effect, and/or shall constitute an Event of Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay, within thirty (30) days after written request by Landlord, Five Hundred Dollars
($500.00) towards Landlord's review and processing expenses, plus any reasonable out-of-pocket legal fees incurred by Landlord in connection with any proposed Transfer.

(C) Reasonable Conditions. By way of example and without limitation, the parties hereby agree that it shall be deemed to be reasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer where, in the good-faith judgment of Landlord, one or more of the following apply (or where Landlord has not been provided with sufficient information to determine that none of the following apply):

(I)  The proposed Transferee does not
have the financial strength to perform all of the obligations of the Tenant under this Lease (as they apply to the Subject Space) as and when they fall due; or

(II)  The Transferee is of a character or
reputation or is engaged in a business which is not consistent with the quality of the Building; or

(III)  The proposed use of the Premises by
the proposed Transferee would (1) be unlawful; (2) cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease; (3) cause an increase in insurance premiums for insurance policies applicable to the Building (unless Tenant is responsible for or agrees to pay the entire amount of such increase); (4) require new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof;
(5) create any increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; or (6) increase the type or quantity of Hazardous Materials in the Building; or

(IV)  The proposed use of the Premises
would result in the division of any full floors of the Premises into more than one (1) tenant space (unless Tenant agrees in writing to restore the Premises at the expiration or early termination of the Lease Term to the condition existing prior to such division); or

(V)  At the time of the requested consent
to the Transfer, an Event of Default shall have occurred hereunder;
or

(VI)  The proposed Transferee is a
governmental entity, or is entitled, directly or indirectly, to diplomatic or sovereign immunity, or is not subject to the service of process in, or the jurisdiction of the courts of, the State of California, or holds any exemption from the payment of ad valorem or other taxes which would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease;
or

(VII)  Either the proposed Transferee, or
any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord to lease space in the Building or any other Option Property at such time, as evidenced by the submission of written proposals to lease space in the Building or any other Option Property to or from such proposed transferee during the three (3) month period immediately preceding Tenant's request for consent.

(D)  Transfer Premium.  If Landlord consents to a
Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord a percentage of any Transfer Premium derived by Tenant from such Transfer in accordance with this Paragraph 12(d). The Transfer Premium (as defined below) derived from any Transfer shall be allocated between the parties as follows: during Lease Years 1 through 3, Tenant shall be entitled to seventy-five percent (75%) of the Transfer Premium, and Landlord shall be entitled to twenty-five percent (25%) of the Transfer Premium; commencing at the beginning of Lease Year 4 and continuing thereafter during the balance of the Lease Term, Landlord and Tenant shall each be entitled to fifty percent (50%) of the Transfer Premium, including with respect to Transfers that were entered into during Lease Years
1 through 3. Tenant agrees that the rental or other consideration payable by a subtenant shall remain constant or increase over the term of the sublease, and Tenant shall not manipulate such rental or other consideration to cause a higher Transfer Premium to be realized during Lease Years 1 through 3. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee (including, but not limited to, payments in excess of fair market value for Tenant's assets, trade fixtures, equipment and other personal property), in excess of the Rental payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting Permitted Transfer Costs. As used herein, "Permitted Transfer Costs" means the actual costs incurred and paid by Tenant for (i) any customary leasing commissions, marketing fees, and reasonable legal fees and expenses in connection with the Transfer and (ii) any Alterations to the Subject Space made by Tenant in connection with the Transfer, provided that Tenant shall furnish Landlord with copies of bills or other documentation substantiating such costs. For purposes of calculating the Transfer Premium when the Transfer Premium is not paid to Tenant in a lump sum, all Permitted Transfer Costs shall be amortized on a straight-line basis, without interest, over the relevant term of the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple Transfers, the Transfer Premium payable to Landlord shall be calculated independently with respect to each Transfer. The
Transfer Premium due Landlord hereunder shall be paid within thirty (30) days after Tenant receives any Transfer Premium from the Transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

(E) Recapture. Notwithstanding anything to the contrary contained in this Paragraph 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's Notice of Proposed Transfer, to recapture the Subject Space if (i) the proposed Transfer, at any time during the Lease Term, applies to the entire Premises or (ii) the proposed Transfer, for which Tenant requests Landlord's consent at any time during Lease Years 13 through 15, would result in the subleasing, individually or in the aggregate (i.e., the sublease in question, together with all prior subleases then in effect), of eighty-five percent (85%) or more of the rentable area of the Premises. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's Notice of Proposed Transfer as the effective date of the proposed Transfer
(or, at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be cancelled with respect to less than the entire Premises, the Rental reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; Tenant's
Percentage Share shall be appropriately reduced; this Lease shall be amended as reasonably required to accommodate conversion of the Building from a single tenant building to a multi-tenant building, including, without limitation, the designation of additional Common Areas to provide reasonable access for all tenants of the Building and the reallocation of maintenance and repair responsibilities with respect to the Common Areas in a manner mutually agreeable to Landlord and Tenant; and this Lease as so amended shall continue thereafter in full force and effect; and Landlord shall have the right to negotiate directly with Tenant's proposed Transferee and to enter into a direct lease or occupancy agreement with any such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for compensation or profit related to such lease or occupancy agreement. If Landlord and Tenant cannot mutually agree upon the amendments to this Lease reasonably required to accommodate conversion of the Building from a single tenant building to a multi-tenant building within ten
(10) business days after Tenant's receipt of Landlord's recapture notice, either party may elect to submit the matter to arbitration in accordance with Paragraph 32.

(F)  Terms of Consent.  If Landlord consents to a
Transfer: (i) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, and Rental with respect thereto, shall in no way be deemed to have been released, waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or the Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (iv) Tenant shall deliver to Landlord promptly after execution, originals of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. In addition, if Landlord consents to a Transfer, but the terms of the proposed Transfer materially change from those set forth in Tenant's Notice of Proposed
Transfer, Tenant shall submit a new Notice of Proposed Transfer, requesting Landlord's consent, and the Subject Space shall again be subject to Landlord's rights under Paragraph 12(e). Each
Transferee under an assignment of this Lease, other than Landlord, must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (1) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (2) require that the subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall default in any monetary obligation under this Lease and fail to cure such default within the time permitted for cure under Paragraph 18(a), Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

(G) Subsequent Consents. Consent by Landlord to any Transfer made pursuant to this Lease shall not operate to relieve Tenant from any covenant or obligation hereunder or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent Transfer by Tenant or anyone claiming by, through or under Tenant.

(H)  Certain Transfers.  For purposes of this
Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a general partner or a majority of the partners, or a transfer of a majority of partnership interests, or the dissolution of the partnership; (ii) if Tenant is a limited liability company, the withdrawal or change, voluntary, involuntary, or by operation of law, of a majority of members, or a transfer of a majority of the membership interests, or the dissolution of the limited liability company; and (iii) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than (A) sales on a public stock exchange or (B) transfers to immediate family members by reason or gift or death), or the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's assets.

(I) Tenant Remedies. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 12 or otherwise has breached or acted unreasonably under this Paragraph 12, Tenant's sole remedies shall be declaratory judgment and an injunction for the relief sought and monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other Applicable Laws to terminate this Lease. Tenant shall indemnify, defend and hold harmless
Landlord from any and all Claims involving any third party or parties (including without limitation Tenant's broker or proposed
Transferee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

(J)  Transfers to Tenant Affiliate.
Notwithstanding anything to the contrary contained in this Paragraph 12, so long as Tenant is not in default under this Lease, and such proposed Transfer is made for a good faith operating business purpose and not to evade compliance with the provisions of this Paragraph 12, Tenant shall have the right, without the prior written consent of Landlord, and without any right of recapture by Landlord or payment of any Transfer Premium, to assign this Lease to a Tenant Affiliate or to sublease the Premises or any part thereof to a Tenant Affiliate, provided that each of the following conditions shall be complied with: (i) Landlord receives fifteen (15) days' prior written notice of such assignment or sublease; (ii) the Net Worth of the proposed assignee or subtenant is adequate to satisfy its obligations under this Lease in the event of an assignment or under the applicable sublease in the event of a sublease, as reasonably determined by Tenant; (iii) the proposed assignee or subtenant shall at all times use the Premises in compliance with the provisions of this Lease; (iv) promptly after Landlord's written request, Tenant and the Tenant Affiliate provide such documents or information which Landlord reasonably requests for the purpose of substantiating whether the proposed assignment or sublease falls within the parameters of this Paragraph 12(j); (v) Landlord receives no later than the effective date of the Transfer a fully executed duplicate original assignment or sublease in form and substance reasonably satisfactory to Landlord; (vi) no such subtenant shall have the right to further transfer its interest in the Subject Space without the prior written consent of Landlord; (vii) no Transfer to a Tenant Affiliate shall release Tenant from its obligations under this Lease; and (viii) Tenant shall pay Landlord's reasonable attorneys' fees and costs incurred in connection with any Transfer to a Tenant Affiliate. In addition, Tenant shall have the right, subject to the provisions of this Paragraph 12(j) (other than clause (ii) above), to sublease in the aggregate up to twenty thousand (20,000) rentable square feet of the Premises to corporations, limited liability companies or other business entities in which at the time CNET NETWORKS, INC. enters into the sublease, CNET NETWORKS, INC. has the right to acquire a controlling interest pursuant to warrants or other binding written agreements; provided, however, that if CNET NETWORKS, INC. fails to exercise such rights and acquire a controlling interest in such business entity within the shorter of (A) the period for exercise of such warrants or other rights at the time the sublease is executed or (B) the expiration of the Lease Term, or if Tenant shall otherwise fail to obtain a controlling interest in the business entity for any reason, Tenant shall pay to Landlord, within thirty (30) days after expiration of the time period set forth in clause (A) or (B) above, as applicable, the Transfer Premium that would have been payable with respect to such transaction if it had not been exempt from the provisions of Paragraph 12(d). Such Transfer Premium shall be calculated and paid with respect to the entire term of the sublease, commencing as of the commencement date thereof, not just for the period commencing after expiration of the time period set forth in clause (A) or (B) above, as applicable.

13.  WAIVER; INDEMNIFICATION.

(A)  Neither Landlord nor the other Indemnitees
(as defined below) shall be liable to Tenant, and Tenant waives all claims against Landlord and such other Indemnitees, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or the Building by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Real Property, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law.

(B)  Tenant agrees to protect, indemnify and hold
Landlord, the Holder of any Superior Interest, Landlord's agents, the shareholders, constituent partners, members, and other direct or indirect owners of Landlord or any agent of Landlord, and all contractors, officers, directors and employees of any thereof (collectively, "Indemnitees"), and each of them, harmless from and to protect and defend each Indemnitee against any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses) (collectively, "Claims"),
(i) arising out of the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant; or (ii) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises (including the Parking Facilities), from any cause whatsoever, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such indemnity obligation is prohibited by law, or (iii) occurring in, on or about any Common
Areas (including without limitation elevators, stairways, passageways or hallways), or elsewhere in or about or in the vicinity of the Building, when such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of any duty by Tenant or any Tenant Parties, or otherwise by any conduct of any Tenant Parties in or about the Premises or the Building; or (iv) arising from any failure of Tenant to observe or perform any of its obligations hereunder; or (v) arising from any act or omission of Tenant or Tenant's Agents (as defined in Paragraph 1.6(i) of the Work Letter) in, on or about the Building in connection with the construction of the Tenant Improvements, including acts or omissions occurring prior to the Commencement
Date; or (vi) arising in connection with Landlord's approval of the Proposed Plans (as defined in Paragraph 3.1(a) of the Work Letter) and revisions thereto or Landlord's coordination of construction of the Tenant Improvements pursuant to Paragraph 4.9 of the Work
Letter. If any action or proceeding is brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Paragraph 13 shall not be construed as in any way restricting, limiting, or modifying Tenant's insurance or other obligations under this Lease. Further, Tenant's compliance with the insurance requirements and other obligations of this Lease shall not in any way restrict, limit or modify Tenant's obligations under this Paragraph 13. The provisions of this Paragraph 13 shall survive the expiration on earlier termination of this Lease with respect to any claims or liability occurring or arising prior to such termination.

(C) Tenant's duty to defend Landlord and the other Indemnitees is separate and independent of Tenant's duty to indemnify the Indemnitees. The duty to defend includes claims for which the Indemnitees may be liable without fault or strictly liable.
The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that Landlord Parties be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend Landlord
Parties at any stage of any claim or suit within the scope of this Paragraph.

14.  INSURANCE.
(A) At Tenant's expense, Tenant shall procure, carry and maintain in effect throughout the Lease Term, in a form and with deductibles reasonably acceptable to Landlord and with such insurance companies as are acceptable to Landlord (which companies shall have a Best's rating of A-X or better), the following insurance coverages:

(I)  Commercial General Liability
insurance (and commercial umbrella insurance, if necessary to provide required limits), at least as broad as the Insurance Services Office (ISO) occurrence policy form CG 00 01 (11/85), or a substitute form providing equivalent coverage as reasonably approved by Landlord, with limits of not less than $5,000,000.00 per occurrence and annual aggregate, covering bodily injury, property damage and personal and advertising injury and including, but not limited to, coverage for, premises and operations (including the use of owned and non-owned equipment), and contractual liability (including tort liability of another party and Tenant's liability in Paragraph 13 above);

(II)  Property insurance at least as broad
as the most commonly available ISO Special Form Causes of Loss ("all risk") policy form CP 1030 with an agreed amount endorsement, covering Tenant's equipment, furniture, fixtures and other personal property located in the Premises, and including, without limitation, coverage for vandalism, malicious mischief, sprinkler leakage and earthquake sprinkler leakage, in an amount equal to 100% of the full insurable replacement cost thereof (WITHOUT DEDUCTION FOR DEPRECIATION);

(III)  Workers' compensation insurance, in
       accordance with applicable law;

IV)  Business Income insurance and extra
expense coverage with coverage amounts that shall reimburse
Tenant for all rental, expense and other payment obligations of Tenant under this Lease for a period of not less than one year, including, without limitation, Basic Rental and adjustments thereto and Real Property Taxes, Operating Expenses and all other costs, fees, charges and payments which would be borne by or due from Tenant under this Lease if the Premises and Tenant's business were fully open and operating; and

(V)  Media Liability insurance in the
amount of not less than $1,000,000.00.

(B) Not more often than every year and upon not less than sixty (60) days' prior written notice, Landlord, in its reasonable discretion, may require Tenant to increase the insurance limits set forth in Paragraphs 14(a)(i) and 14(a)(ii) above, and/or provide other forms of insurance, provided that such coverage is then generally being required of comparable tenants in comparable buildings with institutional owners or lenders.

(C) All policies of liability insurance so obtained and maintained, including any umbrella liability insurance policies, shall (i) be carried in the name of Tenant, (ii) name Landlord, the Holder of any Superior Interest and Landlord's designated agents as additional insureds, pursuant to an endorsement providing coverage at least as broad as ISO form CG 2011 (01/96) or equivalent (except the Media Liability insurance shall not name Landlord as an additional insured), (iii) be the primary insurance providing coverage for Landlord (any other liability insurance maintained by Landlord to be excess and non-contributing),
(iv) contain a cross-liability endorsement stating that the rights of insureds shall not be prejudiced by one insured making a claim or commencing an action against another insured, and (v) include a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises. At Landlord's election, such policies shall name the Holder of any Superior Interest or any other interested party as an insured party under a standard mortgagee endorsement. The insurance requirements in this Paragraph 14 shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord under this Lease, or the liability of Tenant for nonperformance of its obligations or for loss or damage for which Tenant is responsible hereunder. No endorsement limiting or excluding a required coverage is permitted.

(D) All insurance policies required to be carried by Tenant under this Lease shall provide that the insurer shall not cancel such coverage without thirty (30) days' prior written notice to Landlord. Prior to the Commencement Date, and no less than fifteen (15) days prior to the expiration any required coverage, Tenant shall deliver to Landlord certificates of insurance, evidencing compliance with the insurance requirements hereunder.
In addition, within ten (10) days after the effective date of each of Tenant's insurance policy or policies, Tenant shall deliver to Landlord certified copies thereof, together with the endorsements referred to in this Paragraph 14. In the event Tenant does not comply with the requirements of this Paragraph 14, Landlord may, at its option and at Tenant's expense, purchase such insurance coverage to protect Landlord. The cost of such insurance shall be paid to Landlord by Tenant, as additional rent, immediately upon demand therefor, together with interest at the Interest Rate until paid.

(E)  Subject to reimbursement as an Operating
Expense, Landlord will maintain throughout the Lease Term a policy of property insurance at least as broad as the most commonly available ISO special form causes of loss ("all risk") policy form CP 1030 with an agreed-amount endorsement, covering the Building, including the Base Building Improvements and the Tenant Improvements, in an amount equal to one hundred percent (100%) of the full insurable replacement cost thereof, subject to a commercially reasonable deductible, business income (rental loss) and extra expense coverage for a period of at least eighteen (18) months, and such liability, theft, boiler and machinery, and other insurance as is generally carried by institutional owners of comparable buildings or required by institutional lenders encumbering comparable buildings, provided that in any event Landlord shall be entitled to carry earthquake insurance, without regard to the practices of owners of or lenders encumbering comparable buildings.

(F)  Landlord and Tenant hereby waive and
release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises (whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage). Each party shall have their insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

15.  PROTECTION OF LENDERS AND GROUND

LESSORS.

(A) This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord's interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as "Superior Interests"), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination. However, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to any such Superior Interest as may be required by Landlord or by the Holder of such Superior Interest. Notwithstanding the foregoing, within thirty (30) days after the execution of this Lease, Landlord shall deliver to Tenant a nondisturbance agreement, duly executed in recordable form, from each holder of any Superior Interest in existence on said date, which agreement shall incorporate the terms of Paragraph 15(f) below and shall otherwise be in a commercially reasonable form.

(B) Notwithstanding anything to the contrary in this Paragraph 15 or otherwise in this Lease, the holder of any mortgage or deed of trust now or hereafter placed on or against the Building or the Real Property, or both ("Lender") may at any time subordinate such mortgage or deed of trust to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such mortgage or deed of trust to this Lease to the extent set forth in such document and thereupon this Lease shall be deemed prior to such mortgage or deed of trust to the extent set forth in such document without regard to this Lease, such mortgage or deed of trust, or their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such mortgage or deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof recorded prior to the execution, delivery and recording of such mortgage or deed of trust.

(C) Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective holder of a Superior Interest ("Holder") that Landlord designates, such financial statements as are reasonably required by such Holder to verify the financial condition of Tenant (or any assignee, subtenant or guarantor of Tenant). Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be confidential and used only for the purposes stated herein.

(D)  Tenant agrees to give any Holder, by
certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Holder.
Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then each Holder shall have an additional fifteen (15) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such fifteen (15) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Holder is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Holder to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default. Further, this Lease may not be modified or amended so as to reduce the Rental or shorten the Lease Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of all Holders.

(E)  Intentionally omitted.

(F) enant agrees with Lender that if Lender or any foreclosure sale purchaser shall succeed to the interest of Landlord under this Lease, Lender shall not be (i) liable for any action or omission of any prior Landlord under this Lease (except that the foregoing shall not relieve Lender from the maintenance and repair obligations of Landlord under this Lease to the extent such obligations are required to be performed after Lender succeeds to Landlord's interest hereunder), or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) bound by any Rental which Tenant might have paid for more than the current month to any prior Landlord, or
(iv) liable for any Deposit not actually received by such Lender, or
(v) bound by any future modification of this Lease not consented to by such Lender.

(G) From and after Tenant's receipt of written notice from a Lender or from a receiver appointed pursuant to the terms of such Lender's mortgage or deed of trust (a "Rent Payment Notice"), Tenant shall pay all Rental under this Lease to such Lender or as such Lender shall direct in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. A Lender's delivery to Tenant of a Rent Payment Notice, or Tenant's compliance therewith, shall not be deemed to: (i) cause such Lender to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Lender or a foreclosure sale purchaser succeeds to Landlord's interest hereunder, or (ii) relieve Landlord of any obligations under this Lease. Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction, or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice.

16.  ENTRY BY LANDLORD.

(A) Landlord reserves, and shall at all times have, the right upon reasonable prior notice (except in the event of an emergency or in connection with the repair or maintenance obligations of Landlord hereunder) to enter the Premises (excluding secure areas reasonably designated in advance in writing by Tenant) for the following purposes: to inspect them; to show the Premises to prospective purchasers or mortgagees or during the last twenty-four (24) months of the Lease Term to prospective tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises or the Building where reasonably required by the character of the work to be performed; provided, however, that any such entrance or work shall not unreasonably interfere with Tenant's use of the Premises. If Landlord desires to show the Premises to prospective purchasers, mortgagees, or tenants, Landlord's notice shall identify the prospective purchaser, mortgagee or tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, except for damage to property or injuries to persons to the extent caused by the gross negligence or willful misconduct of Landlord and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such waiver is prohibited by law, provided that in no event shall Landlord be liable for any consequential damages or for any injury or damage to or interference with Tenant's business, including, but not limited to, loss of profits or other revenues or loss of business opportunity. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

(B) At such time, if at all, as the Building shall become a multi-tenant building, Landlord shall have the right to change the arrangement or location or times of access of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

17.  VACATION AND ABANDONMENT; REMOVAL OF

PERSONAL PROPERTY. Tenant shall not vacate or abandon the Premises or any part thereof at any time during the Lease Term.
Tenant understands that if Tenant leaves the Premises or any part thereof vacant, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an Event of Default hereunder regardless of whether Tenant continues to pay Basic Monthly
Rental and other Rental under this Lease. Notwithstanding the foregoing, Tenant shall have the right, upon reasonable prior written notice to Landlord, to vacate up to seventy-five percent
(75%) of the rentable square feet of the Premises for a maximum of sixty (60) days, and such vacation shall not constitute a breach of this Lease by Tenant, provided that Tenant continues to pay Basic Monthly Rental and other Rental and to perform all of its other obligations under this Lease. After the Expiration Date or earlier termination of this Lease, any movable furniture, equipment, trade fixtures, or other personal property left on the Premises shall, at the option of Landlord, be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge
Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(d). Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to Paragraph 8(d) hereof.

18.  DEFAULT AND REMEDIES.

(A) The occurrence of any one or more of the following events (each, an "Event of Default") shall constitute a breach of this Lease by Tenant:

(I)  Tenant fails to pay any Basic Monthly
Rental or any additional monthly rent payable under Paragraph 4 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(II)  Tenant fails to pay any additional rent
or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(III)  Tenant fails to immediately remove,
abate or remedy any Hazardous Material located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant's obligations under Paragraph 7(c);
or

(IV)  Tenant fails to deliver the estoppel
certificate or the financial statements to Landlord or a Lender, as the case may be, within the time periods required by Paragraph 26(c) and Paragraph 26(d), respectively; or Tenant fails to maintain the policies of insurance required to be provided in Paragraph 14 or Tenant fails to deliver to Landlord the policies of insurance required to be provided in Paragraph 14 within five (5) days after Landlord gives written notice to Tenant requesting same; or

(V)  Tenant fails to perform or breaches
any agreement or covenant of this Lease to be performed or observed by Tenant (except for those described in clauses (i) through (iv) above) as and when performance or observance is due and such failure or breach continues for more than fifteen (15) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of fifteen (15) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of fifteen (15) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within sixty (60) days; or

(VI)  Tenant (A) is generally not paying its
debts as they become due, (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (E) takes action for the purpose of any of the foregoing; or

(VII)  Without consent by Tenant, a court or
government authority enters an order, and such order is not vacated within thirty (30) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or
(B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or
(C) ordering the dissolution, winding-up or liquidation of Tenant; or


(VIII)  This Lease or any estate of Tenant
hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(IX)  Tenant vacates (except as expressly
permitted in Section 17) or abandons the Premises (as defined in
Section 1951.3 of the California Civil Code).

(B) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from
Tenant:

(I)  The worth at the time of award of all
unpaid rent which had been earned at the time of termination;

(II)  The worth at the time of award of the
amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(III)  The worth at the time of award of the
amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(IV)  All other amounts necessary to
compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the Interest Rate set forth in Paragraph 3(c). The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total Rental payable by Tenant under Paragraphs 3 and 4 hereof; and for purposes of computing Tenant's Percentage Share of Operating Expenses and Real Property Taxes for the calendar year in which the default occurs and each future calendar year or portion thereof in the Lease Term, Tenant's Percentage Share of Operating
Expenses and Real Property Taxes shall be assumed to be equal to the amount thereof for the calendar year prior to the year in which the default shall occur, increased annually at a rate equal to the average rate of increase, if any, in such items from the Commencement Date through the time of award.

(C)  Even though Tenant has breached this
Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease, if Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

(D) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

(E) Landlord shall not be in default under this Lease unless Landlord fails to perform any obligation required to be performed by Landlord hereunder within thirty (30) days after written notice of such failure by Tenant to Landlord, specifying in reasonable detail the nature of Landlord's alleged default, or, if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes such cure to completion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default, and Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for Landlord's default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to exercise of any such remedies, it will give all Holders notice and an opportunity to cure any default by Landlord in accordance with Paragraph 15(d). If and when a Holder has performed on behalf of Landlord, such default shall be deemed cured.

19.  DAMAGE BY FIRE OR OTHER CASUALTY.

(A)  Repair Obligations. If the Premises or any
Common Areas of the Building providing access to the Premises are damaged by fire, earthquake or other peril (a "Casualty"), Landlord shall, subject to the provisions of Paragraphs 19(b), 19(c) and 19(d) below, proceed with reasonable promptness to repair such damage and restore the Premises (including the Tenant
Improvements and Alterations approved by Landlord) and such Common Areas to substantially the same condition as existed before the Casualty to the extent reasonably practicable
(collectively, "Restore" or "Restoration"); provided, however, that any such Restoration shall be subject to (i) modifications required by zoning or building codes and other Applicable Laws and, in the case of Restoration to the Common Areas, to modifications then considered desirable by Landlord; and (ii) delays resulting from a failure to promptly receive insurance proceeds or to obtain necessary governmental approvals, or any other delay beyond
Landlord's reasonable control. Notwithstanding the foregoing, Landlord shall have no obligation with respect to, and if Landlord elects or is required to perform any Restoration hereunder, Tenant shall be responsible for and shall, repair and replace at its sole cost all of Tenant's equipment, furniture, fixtures and other personal property in the Premises and any Telecommunications Lines in or serving the Premises.

(B) Landlord's Termination Rights. In the event of any of the following circumstances, Landlord may elect either to terminate this Lease or to perform the Restoration, as more particularly described in Paragraph 19(c) below:

(I)  If the Casualty occurs during Lease
Years 1 through 12 and the Restoration cannot, in Landlord's good faith judgment, be completed within eighteen (18) months following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums), or

(II)  If the Casualty occurs during Lease
Year 13 and Restoration cannot, in Landlord's good faith judgment, be completed within one hundred eighty (180) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums), or

(III)  If the Casualty occurs during Lease
Year 14 and Restoration cannot, in Landlord's good faith judgment, be completed within ninety (90) days following the date of the Casualty (when such Restoration is made without payment of overtime or other premiums), or

(IV)  If the Casualty occurs during Lease
Year 15 and Restoration cannot, in Landlord's good faith judgment, be completed within thirty (30) days following the date of the Casualty (when Restoration is made without payment of overtime in other premiums), or

(V)  If the Casualty is uninsured (a
Casualty shall not be deemed uninsured by reason of a deductible amount under the applicable insurance policy), or

(VI)  If insurance proceeds sufficient to
complete the Restoration are not available due to the exercise of rights of any Holder to collect such proceeds, or

(VII)  If governmental approval cannot
reasonably be obtained to perform the Restoration, or if Restoration of the Building cannot be completed except in a substantially different structural or architectural form than existed before the Casualty.

(C) Landlord's Repair Notice. Landlord shall, within ninety (90) days of the date of a Casualty, provide a written notice to Tenant ("Landlord's Casualty Notice") indicating
Landlord's election (i) to perform the Restoration, including Landlord's good faith estimate of the period to complete the Restoration, in which event this Lease will continue in full force and effect, subject to Tenant's termination rights pursuant to Section 19(d) below, and provided that the Basic Monthly Rental and Tenant's Percentage Share of Operating Expenses and Real
Property Taxes shall be reduced as provided in Paragraph 19(e) below, or (ii) to terminate this Lease as of a date specified in Landlord's Casualty Notice, which date shall not be more than thirty
(30) days after the date of such notice. If Landlord elects to terminate this Lease as provided above, this Lease and all interest of Tenant in the Premises shall terminate on the termination date specified in Landlord's Casualty Notice, and the Basic Monthly
Rental and Tenant's Percentage Share of Operating Expenses and
Real Property Taxes, reduced (subject to the conditions set forth in Paragraph 19(e) below) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease except as expressly provided in Paragraph 19(d) below, if the Restoration is not in fact completed within the anticipated Restoration period set forth in Landlord's Casualty Notice, so long as Landlord proceeds with reasonable diligence to complete the Restoration.

(D) Tenant's Termination Rights. If the Premises are damaged by a Casualty, Tenant may elect to terminate this Lease in the event of any of the following circumstances:

(I)  If the Casualty occurs during Lease
Years 1 through 12 and the Restoration cannot, in Landlord's good faith judgment, be completed within eighteen (18) months following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums), or

(II)  If the Casualty occurs during Lease
Year 13 and Restoration cannot, on Landlord's good faith judgment, be completed within one hundred eighty (180) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums), or

(III)  If the Casualty occurs during Lease
Year 14 and Restoration cannot, in Landlord's good faith judgment, be completed within ninety (90) days following the date of the Casualty (when such Restoration is made without payment of overtime or other premiums), or

(IV)  If the Casualty occurs during Lease
Year 15 and Restoration cannot, in Landlord's good faith judgment, be completed within thirty (30) days following the date of the Casualty (when Restoration is made without payment of overtime in other premiums), or

(V)  If the Restoration is not substantially
completed within six (6) months after Landlord's good faith estimate of the time period necessary to complete Restoration set forth in Landlord's Casualty Notice; provided, however, that said six
(6) month period shall be extended to the extent of any delays attributable to Force Majeure, as defined in Paragraph 1.6(c) of the Work Letter, and/or any delays attributable to the acts or omissions of Tenant or any Tenant Parties.
Tenant's termination notice under Paragraphs 19(d)(i) through 19(d)(iv) above must be given in writing to Landlord, if at all, within ten (10) days after Tenant's receipt of Landlord's
Casualty Notice. Tenant's termination notice under Paragraph 19(d)(v) above must be given in writing to Landlord, if at all, within ten (10) days after expiration of said six (6) month period (as the same may be extended). If Tenant elects to terminate this Lease as provided above, this Lease and all interest of Tenant in the Premises shall terminate on the termination date specified in Tenant's termination notice, which date shall not be more than thirty (30) days after the date of Tenant's termination notice, and the Basic Monthly Rental and Tenant's Percentage Share of
Operating Expenses and Real Property Taxes, reduced (subject to the conditions set forth in Paragraph 19(e) below) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agrees to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date. If both Landlord and Tenant shall elect to terminate the Lease as a result of a Casualty, this Lease shall terminate on the earlier of the termination dates set forth in Landlord's and Tenant's termination notices.

(E) Rent Abatement. If neither party elects to terminate this Lease under Paragraphs 19(c) or 19(d) above, this Lease shall remain in full force and effect, provided that Tenant shall be entitled to a reduction of Basic Monthly Rental and Tenant's Percentage Share of Operating Expenses and Real
Property Taxes in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises, but only to the extent that Landlord is reimbursed from the proceeds of rental interruption insurance. Tenant shall be entitled to such rent abatement from the date of the Casualty for as long as any portion of the Premises remains untenantable due to the Casualty. Tenant's right to a reduction of Basic Monthly Rental and Tenant's Percentage Share of Operating Expenses and Real Property Taxes under this Paragraph 19(e) and Tenant's right to terminate this Lease under Paragraph 19(d) above shall be Tenant's sole remedies in connection with any such Casualty.
Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's leasehold improvements or personal property, for loss of use of the Premises or any part thereof, for damage to Tenant's business or profits, for any disturbance caused by a Casualty, for or in connection with any Restoration hereunder, or for any direct, indirect or consequential damages, whether or not caused by the negligence or Landlord or any Landlord Parties due to, arising out of, or as a result of a Casualty.

(F)  Waiver of Statutory Provisions. The
provisions of this Lease, including this Paragraph 19, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the State of California, including, without limitation, subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

20.  EMINENT DOMAIN.

(A) If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

(B) If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant's business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Basic Monthly Rental and Tenant's Percentage Share of Operating
Expenses and Real Property Taxes payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described or if any material portion of the Premises is taken during the last twelve (12) months of the Lease Term, this Lease may be terminated by either
Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

(C) If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord's cost, restoring the Building to an architectural whole.

(D)  All compensation awarded or received in
connection with a taking or conveyance described in this Paragraph 20 shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the "bonus value" represented by the difference, if any, between Rental under this Lease and market rent for the unexpired Lease Term,
(ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant, (iii) the value of any trade fixtures, and (iv) the value of any and all other items and categories of property for which payment of compensation may be made in any such proceeding.
Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant's business (but only to the extent the same does not constitute "bonus value") and for any moving or relocation expenses which Tenant is entitled under Applicable Laws to recover directly from the public agency which acquires the Premises. In addition, Tenant shall be entitled to seek directly from the public agency acquiring the Premises a separate award for the unamortized cost of the Tenant Improvements or Alterations installed at Tenant's expense, provided that such award does not reduce any award otherwise allocable or payable to Landlord.

(E)  Tenant hereby waives Sections 1265.110
through 1265.160 of the California Code of Civil Procedure.

21. HOLDING OVER. Any holding over after the expiration or other termination of this Lease with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month at the Basic Monthly Rental in effect on the date of such expiration or termination on the terms, covenants and conditions herein specified so far as applicable.
Any holding over after the expiration or other termination of this Lease without the written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Basic Monthly Rental shall be an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the expiration or other termination of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Paragraph are in addition to, and do not affect, Landlord's right to re-entry or other rights hereunder or provided by law.

22.  SIGNAGE.  Subject to compliance with Applicable
Laws, so long as CNET NETWORKS, INC. and/or Tenant Affiliates shall occupy at least forty-five percent (45%) of the rentable square feet in the Building, Tenant shall be entitled during the Lease Term to maintain one sign identifying Tenant on the exterior of the Building. The size, location, and method of installing such sign shall be subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed. Tenant, at Tenant's expense, shall fabricate, install, repair and maintain such sign in good condition and repair. Upon the expiration or earlier termination of this Lease, Tenant shall cause such sign to be removed and shall restore the exterior of the Building to the condition existing prior to the installation of such sign. Tenant shall have no right to transfer, assign, license or otherwise grant signage rights to any third parties.

23.  COMMUNICATIONS AND COMPUTER LINES.

(A) Tenant Responsibilities. Subject to the terms and conditions of this Paragraph 23, Tenant shall, at Tenant's sole cost and expense, be solely responsible for installing, securing, maintaining and repairing such telephone and other electronic telecommunications service to the Premises as Tenant may require for its use and occupancy thereof, and Landlord shall have no obligations or liability whatsoever to Tenant with respect to the provision of such services to the Premises. Tenant may install, replace, remove or modify telecommunications and data lines
("Lines") within the Building as Tenant deems necessary for its operations in the Premises; provided that at the time of installation, Tenant shall label all of its Lines, on each floor through which they pass, with an identification system reasonably approved by Landlord and Tenant shall use, maintain and operate Tenant's
Lines in accordance with and subject to all Applicable Laws.

(B) Multi-Tenant Building. At such time, if at all, as the Building shall become a multi-tenant building, Tenant shall reasonably cooperate to accommodate the telephone and telecommunications requirements of other tenants of the Building.

(C) Removal. Landlord reserves the right to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises which are at any time in violation of any Applicable Laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party). In addition, Landlord reserves the right to require Tenant to remove any or all Lines installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease, provided Landlord gives Tenant notice of such requirement prior to, or within thirty (30) days following, such expiration or earlier termination of this Lease. Any Lines not removed by Tenant shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, Landlord may, after thirty (30) days' written notice to Tenant, remove such Lines or remedy such other violation at Tenant's expense (without limiting Landlord's other remedies available under this Lease or Applicable
Laws).

(D)  Waiver of Claims.  Except to the extent
arising from the willful or criminal misconduct of Landlord or Landlord's employees or agents, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants of the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (ii) any failure of any Lines to satisfy Tenant's requirements; or (iii) any eavesdropping or wire-tapping by unauthorized parties. Without limiting the generality of any other provision of this Lease, in no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Tenant further waives any right to claim that any Line Problems constitute grounds for a claim of abatement of Rent, actual or constructive eviction or termination of this Lease.

24. PARKING. Tenant shall have the right, during the Lease Term, to the exclusive use of all of the parking spaces in the Parking Facilities. Tenant acknowledges that the Parking Facilities are exclusively within Tenant's control, and Tenant, at Tenant's expense, shall be responsible for operating and managing the Parking Facilities. Landlord agrees that Tenant shall be entitled to permit third parties to use the Parking Facilities upon such terms and conditions as Tenant shall determine. Tenant expressly releases Landlord from all liability, and shall protect, indemnify, defend and hold Landlord and the Indemnitees harmless from any Claims relating to the Parking Facilities, including, without limitation, Claims resulting from theft or other criminal activities, except to the extent caused by the gross negligence or willful misconduct of Landlord and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such release and/or indemnity obligation is prohibited by law.

25. QUIET ENJOYMENT. Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in this Lease and to the rights of any Holders of Superior Interests.

26.  MISCELLANEOUS.

(A) Limitation of Landlord's Liability. Any liability of Landlord (including, without limitation, Landlord's direct or indirect partners, shareholders, members, affiliates, or agents, and the officers, directors, members and employees of Landlord or any such other person) (collectively, "Landlord Parties") to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (i) releases Landlord from any claim or liability,
(ii) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or
(iii) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord and Landlord Parties. Further, in no event shall Landlord or Landlord Parties be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, however occurring.

(B) Sale by Landlord. In the event of a sale or conveyance of the Real Property, Landlord shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, Tenant agrees to look solely to the successor in interest of Landlord. Tenant agrees to attorn to the successor in interest of Landlord. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

(C) Estoppel Letter. From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit F and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 26(c) may be relied upon by a prospective purchaser or a mortgagee of all or any portion of the Real Property. If Tenant shall fail to provide such certificate within fifteen (15) days after receipt by Tenant of a written request by Landlord, such failure shall, at Landlord's election, constitute an Event of Default under this Lease, and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. In addition, from time to time, upon written request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant, an Estoppel Certificate in substantially the form attached hereto as Exhibit F and with any other statements reasonably requested by Tenant.

(D) Financial Statements. On or before April 1 of each year, Tenant shall deliver to Landlord Tenant's financial statements ("Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant's auditor (or, if audited Financial Statements are not available, then a certificate of Tenant's Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year.

(E) Right of Landlord To Perform. All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's expense and without any reduction of Rental. If Tenant fails to pay any Rental hereunder or fails to perform any other term or covenant hereunder on its part to be performed after notice and expiration of applicable cure periods, if any, and such failure shall continue for ten (10) days (or such shorter period as may be reasonable under emergency circumstances) after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant's part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

(F) Rules and Regulations. Tenant agrees to faithfully observe and to comply with the Building Rules and Regulations attached hereto as Exhibit G and incorporated herein by this reference, and all modifications of and additions thereto from time to time put into effect by Landlord of which Tenant shall have notice. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern. At such time, if at all, as the Building shall become a multi-tenant building, Landlord agrees that it will not enforce the Building Rules and Regulations in a discriminatory manner.

(G) Attorneys' Fees. In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys' fees and costs which shall include fees and costs of any appeal, all as fixed by the Court. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment. In addition, if Landlord utilizes the services of an attorney for the purpose of collecting any Rental due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys' fees for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

(H)  Waiver of Jury Trial; Venue and Jurisdiction.
Each party hereto shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the City and County of San Francisco, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Paragraph 26(h) will not be fully enforced in all instances. The provisions of this Paragraph 26(h) shall survive the expiration or earlier termination of this Lease.

(I) Waiver. The failure of Landlord to object to or to assert any remedy by reason of Tenant's failure to perform or observe any covenant or term hereof or its failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of Tenant or the happening or non-happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of Tenant to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice which may develop between the parties hereto during the Lease Term shall be deemed a waiver of, or in any way affect, the right of Landlord to insist upon performance and observance by Tenant in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental, and no endorsement or statement on any check or any letter accompanying any check or payment of Rental shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rental or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Lease Term. Receipt or acceptance of payment from anyone other than Tenant, including a Transferee, is not a waiver of any breach of Paragraph 12, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

(J) Light, Air and View. Tenant agrees that no diminution or shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

(K) Notices. All notices, demands, requests or other communications (collectively, "Notices") which may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant, or if sent by United States certified or registered mail, postage prepaid, or by a reputable overnight courier service addressed to Tenant at Tenant's address for notices as set forth in Paragraph C of the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served on Landlord, or sent by United States certified or registered mail, postage prepaid, or by a recognized air carrier service addressed to Landlord at Landlord's address for notices specified in Paragraph B of the Summary of Lease Terms. Each Notice shall be deemed received upon the earlier of receipt or three (3) days after the date it was mailed as provided in this Paragraph 26(k), if sent by registered or certified mail, or, one (1) business day after delivery to the overnight courier specifying "next business day" delivery, or upon the date personal delivery is made; provided, however, that any refusal to accept delivery shall be deemed to constitute receipt. Either party may change it address for notices by giving the other party notice thereof in accordance with this Paragraph 26(k).

(L)  Name.  Tenant agrees that it shall not,
without first obtaining the written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises, or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

(M)  Governing Law; Severability; Construction.
This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. This Lease shall be construed as though the covenants between Landlord and Tenant are independent. Except as set forth in Paragraph 9(c), Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled to make any repairs or perform any acts at Landlord's expense; or to any setoff of the Rental under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any Holder, and an opportunity is granted to Landlord and that Holder to correct those violations as provided in Paragraph 15 hereof.

(N)  Definitions and Paragraph Headings;
Successors. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. The term "Lease" shall mean this Lease, and the exhibits and any addenda attached hereto, as the same may from time to time be supplemented, amended or modified. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

(O) Time. Time is of the essence of this Lease with respect to the payment of Rental and the performance of all obligations.

(P) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

(Q)  Waiver Of Redemption By Tenant.  Tenant
hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

(R) Recordation. Neither this Lease, nor any notice or memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be an Event of Default for which there shall be no cure or grace period.

(S) Survival. The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the indemnification obligations of Landlord and Tenant under this Lease shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant which by their terms survive expiration or termination of this Lease.

(T)  Brokerage. Landlord and Tenant covenant
and represent to each other that they have dealt with no brokers in connection with this Lease other than Landlord's Broker(s) and Tenant's Broker(s) listed on the Summary of Lease Terms.
Landlord and Tenant agree to protect, defend, indemnify and hold each other harmless from any and all Claims resulting from a breach of the foregoing representation.

(U) Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, disclose such confidential information to any person or entity other than Tenant's financial, legal and space planning consultants, or as required by Applicable Laws.

(V) Authority. If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (ii) Tenant is qualified to do business in California,
(iii) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and
(iv) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or constituent partners or members of Tenant, certified by the secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

(W)  First Source Hiring Program. The City and
County of San Francisco adopted a City-wide "First Source Hiring Program" on August 3, 1998 by Ordinance No. 264-98, codified at
San Francisco Administrative Code Sections 83.1-83.18. The First Source Hiring Program ("FSHP") is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises are subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant's activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

(X)  Amendments.  This Lease may not be
amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

(Y)  Exhibits and Addenda; Entire Agreement.
The Exhibits and Addenda referenced in the Summary of Lease
Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between this Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

27.  USE OF ROOF.

(A)  Landlord hereby grants to Tenant a non-
exclusive license, subject to the terms and conditions of this Paragraph 27, at Tenant's sole cost and expense, to install and maintain on the roof of the Building, during the Lease Term, communications equipment used in the conduct of Tenant's business at the Premises ("Communications Equipment"). Tenant shall obtain Landlord's prior written approval, which shall not be unreasonably withheld or delayed, with respect to the type, size, number and location of the Communications Equipment, as well as the method of installation of the Communications Equipment.
Landlord may require that the Communications Equipment be located to minimize its visibility (including from neighboring buildings), and/or that screens or walls be installed, at Tenant's expense, to reduce the visibility of the Communications Equipment.
In no event shall any of Tenant's installations be made through the roof surface of the Building without the prior written consent of Landlord. Further, in installing the Communications Equipment, Tenant shall protect (and pay the cost of repairing any damage caused to) the roof of the Building, and shall perform such installation (including any roof penetrations) in a manner so as to keep in full force and effect any warranty concerning the roof of the Building. Tenant shall not install any Communications Equipment the weight of which exceeds the structural loading capacities of the roof of the Building.

(B) Tenant shall give Landlord at least 48 hours' prior written notice each time Tenant, or any Tenant Parties, intends to go onto the roof of the Building for the purpose of installing or removing Communications Equipment, and Tenant shall comply with all reasonable requirements imposed by Landlord for the protection of the roof. Without limiting the generality of the foregoing, Landlord may require that Tenant or any Tenant Parties be accompanied by a representative of Landlord while on the roof of the Building. Tenant, at its sole cost and expense shall comply with all Applicable Laws in connection with the installation, maintenance and use of the Communications Equipment, including, without limitation, procuring and maintaining all permits and approvals from governmental agencies having jurisdiction.
Promptly after request by Landlord, Tenant shall provide Landlord with copies of all such permits and approvals. In addition, Tenant shall pay all federal, state and local taxes applicable to the license granted herein or to installation, maintenance or operation of the Communications Equipment. Landlord makes no representations or warranties whatsoever with respect to Tenant's ability to install the Communications Equipment in compliance with Applicable
Laws or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Communications Equipment, including, without limitation, the quality and clarity of any receptions and transmissions to or from the Communications Equipment or the presence of any interference with such signals. Notwithstanding anything to the contrary in this Paragraph 27, Landlord agrees not (i) to permit third parties to install equipment on the roof of the Building that would interfere with Tenant's Communications Equipment or Tenant's use of its roof deck, or
(ii) to voluntarily enter into private agreements with adjoining property owners to limit the height or otherwise restrict the equipment that may be placed on the roof of the Building. Upon the expiration or earlier termination of the Lease Term, Tenant, at its sole cost and expense, shall remove the Communications
Equipment and all related cabling, and shall repair all damage to the roof or other damage to the Building caused by such removal.

(C)  To the maximum extent permitted by law,
Tenant shall protect, defend, indemnify and hold Landlord and the other Indemnitees, and each of them, harmless from and against any and all Claims arising from or connected in any way with the installation, operation, maintenance, repair, use or removal of the Communications Equipment, or any acts or omissions of Tenant or any Tenant Party pursuant to the license granted herein, except to the extent caused by the gross negligence or willful misconduct of Landlord and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such release and/or indemnity obligation is prohibited by law. Landlord shall have no responsibility for the Communications Equipment, and shall not be liable for any damage to the Communications Equipment no matter how caused. Tenant shall cause the insurance policies maintained by Tenant pursuant to Paragraph 14 to cover damage to the Communications Equipment and Tenant's indemnification obligations hereunder. The foregoing indemnity shall survive expiration or earlier termination of this Lease and the license granted herein.

28.  Intentionally omitted.

29. OPTION TO LEASE. Tenant shall have an option to lease ("Lease Option") the Option Properties, in accordance with, and subject to, the terms and conditions set forth in this Paragraph 29.

(A) At any time within thirty (30) days after Landlord obtains approval by the Planning Commission of the City to construct an office building on an Option Property (other than the Land), and prior to leasing all or any portion of such Option
Property to any third party for office purposes, Landlord shall notify Tenant of the availability of such Option Property for lease (the "Lease Availability Notice"). Tenant shall exercise the Lease
Option, if at all, by delivering written notice to Landlord (the "Lease Acceptance Notice") within ten (10) days following its receipt of Landlord's Availability Notice. If Tenant fails to deliver its Lease Acceptance Notice within said ten (10) day period, Landlord may thereafter lease the Option Property identified in the Lease Availability Notice on such terms and conditions as Landlord may determine in its sole discretion, and Tenant shall have no further right to lease such Option Property pursuant to this Paragraph 29.

(B) If Tenant timely exercises the Lease Option as set forth herein, Landlord and Tenant shall promptly enter into a lease for the subject Option Property on substantially the same terms and conditions as contained in this Lease, including, without limitation, an average rental rate of Fifty-Five Dollars ($55.00) per rentable square foot, on a "triple net" basis, except that the term of the new lease shall expire on the later of (i) ten (10) years after the commencement date thereof and (ii) the Expiration Date of this Lease. If Landlord and Tenant cannot mutually agree upon the terms and conditions of the new lease within thirty (30) days after Tenant's exercise of the Lease Option, either party may elect to submit the matter to arbitration in accordance with Paragraph 32.

(C) The Lease Option is a one-time right with respect to each Option Property. If Tenant fails to timely deliver the Lease Acceptance Notice to Landlord, Landlord may thereafter lease such Option Property on such terms and conditions as Landlord may determine in its sole discretion, and Tenant shall have no further right to lease such Option Property pursuant to this Paragraph 29.

(D)  The Lease Option contained in this
Paragraph 29 shall not be exercisable, or, if exercised, shall not be effective, if on the date of exercise of such right or on the date the Option Property would otherwise be leased to Tenant (i) Tenant is in default under this Lease beyond any applicable cure period, or
(ii) Tenant has previously been in default of its monetary obligations under this Lease beyond any applicable cure period, more than once. Further, the Lease Option is personal to CNET NETWORKS, INC. and may only be exercised if on the date of exercise of such right and on the date the Option Property would otherwise be leased to Tenant, CNET NETWORKS, INC. shall not have assigned this Lease or sublet any portion of the Premises other than to a Tenant Affiliate.

(E)  The Lease Option shall apply to any Option
Property only if and so long as Robert Birmingham shall have any ownership interest therein. The Lease Option is not binding on successors or assigns, does not run with the land, and shall automatically terminate with respect to each Option Property at such time as Robert Birmingham shall no longer have an interest in such Option Property. From time to time, upon request, Tenant shall promptly execute such documentation as shall be reasonably requested by Landlord to acknowledge termination of the Lease Option with respect to any one or more Option Properties.

(F) Nothing contained in this Paragraph 29 or elsewhere in this Lease shall constitute or be construed to constitute a covenant, representation or warranty on the part of Landlord that Landlord will pursue or obtain any approval by the Planning Commission to construct an office building on any of the Option Properties, or the timing of such approval, and Landlord shall have no liability whatsoever to Tenant for its failure to obtain such approvals.

30. OPTION TO PURCHASE. Landlord hereby grants to Tenant an option (the "Purchase Option") to purchase the Option Properties in accordance with, and subject to, the terms and conditions set forth in this Paragraph 30.

(A)  If at any time during the Lease Term
Landlord determines to sell an Option Property, Landlord shall give Tenant written notice ("Purchase Option Notice") of such determination. Tenant shall exercise the Purchase Option, if at all, by delivery of written notice to Landlord (the "Purchase Option Exercise") within sixty (60) days following its receipt of Landlord's Purchase Option Notice. If Tenant fails to deliver its Purchase Option Exercise within said sixty (60) day period, Landlord may thereafter transfer the Option Property on such terms and conditions as Landlord may determine in its sole discretion, and Tenant shall have no further right to purchase the Option Property identified in the Purchase Option Notice pursuant to this Paragraph 30.

(B)  The "Purchase Price" for the subject Option
Property shall be the "fair market value" of the Option Property, unencumbered by this Lease or any other lease with Tenant or a Tenant Affiliate. Following Tenant's exercise of the Purchase
Option, Landlord and Tenant shall attempt in good faith to agree on the fair market value of the Option Property. If Landlord and Tenant fail to reach agreement on the fair market value of the Option Property within thirty (30) days following Tenant's delivery to Landlord of the Purchase Option Notice ("Outside Agreement
Date"), then the Purchase Price shall be determined in accordance with the following procedures:

(I)  Landlord and Tenant shall each
appoint one appraiser ("Landlord's Appraiser" and "Tenant's Appraiser," respectively) who shall be a member of the American Institute of Real Estate Appraisers or, in the absence thereof, of any other similar independent organization reasonably designated by Landlord and Tenant (in either case, the "Appraisal Institute"). Each appraiser shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in San Francisco.

(II)  Landlord's Appraiser and Tenant's
Appraiser shall, within forty-five (45) days after the date of appointment of the last appointed appraiser, independently determine and state, in writing, his or her determination of the fair market value of the Option Property, supported by their reasons therefor, and shall deliver counterpart copies to Landlord and Tenant. If both appraisers independently arrive at the same determination of the fair market value, such determination shall be the Purchase Price. If the fair market value of the Option Property, as determined by Landlord's Appraiser, is no greater than one hundred ten percent (110%) of the fair market value of the Option Property as determined by Tenant's Appraiser, then the Purchase
Price shall be the average of the two determinations. If the fair market value of the Option Property, as determined by Landlord's Appraiser, is greater than one hundred ten percent (110%) of the fair market value of the Option Property as determined by Tenant's Appraiser, then Landlord, Tenant, Landlord's Appraiser and
Tenant's Appraiser shall promptly meet and attempt to reach agreement upon the fair market value of the Option Property. If the parties are unable to agree upon the fair market value of the Option Property within ten (10) business days after receipt of the two determinations, then Landlord, Tenant, Landlord's Appraiser and Tenant's Appraiser shall meet within five (5) business days after expiration of said ten (10) business day period and appoint a third appraiser (the "Third Appraiser"). The Third Appraiser shall be a member of the Appraisal Institute with at least five (5) years of full-time appraisal experience immediately prior to his or her appointment, who is familiar with the fair market values of commercial properties located in San Francisco, but who has had no prior business or personal relationship with either party. If the parties and the two appraisers are unable to agree upon the Third Appraiser within three (3) business days after expiration of such five (5) business day period, then either party, on behalf of both, may request appointment of the Third Appraiser by the San
Francisco Bay Area Chapter of the Appraisal Institute.

(III)  The Third Appraiser shall, within thirty
(30) days after his or her appointment, independently determine and state, in writing, his or her determination of the fair market value of the Option Property, supported by the reasons therefor, and deliver counterpart copies to Landlord, Tenant, Landlord's Appraiser, and Tenant's Appraiser. The two (2) determinations of the fair market value of the Option Property which are the closest shall then be averaged, and such average shall constitute the Purchase Price. The third determination shall be disregarded.

(IV)  The appraisers shall have no power
to modify the provisions of this Lease. In the event of a failure, refusal or inability of any appraiser to act, his or her successor shall be appointed by the party appointing him or her, but in the case of the Third Appraiser, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original Third Appraiser. Each party shall pay the fees and expenses of its appraiser and shall share equally the fees and expenses of the Third Appraiser.

(V)  Notwithstanding the foregoing,
Tenant may elect to terminate the sale of the Option Property to Tenant by giving written notice of such election to Landlord within ten (10) days after determination of the Purchase Price pursuant to the appraisal procedure set forth above. In such case, Tenant shall pay all costs of the appraisal procedure, including the costs and fees of Landlord's appraiser, and Landlord shall have no further obligation to sell the Option Property to Tenant, and Tenant shall have no further obligation to purchase the Option Property from Landlord.

(C) The following provisions shall apply to the sale of the Option Property to Tenant:

(I)  The closing shall occur no later than
sixty (60) days after the Purchase Price is determined.

(II)  Tenant shall purchase the Option
Property in an "as is" condition, with all faults, as of the date of the closing, and Landlord shall have no obligation to repair or correct any conditions or defects or to compensate Tenant for same.

(III)  Tenant shall accept title to the Option
Property in its then existing condition, without any obligation on the part of Landlord to remove any exceptions to title.

(IV)  Landlord shall make no
representations or warranties whatsoever, express or implied, regarding the Option Property.

(V)  Closing costs shall be allocated
between the parties as is customary in the City and County of San
Francisco.

(VI)  Tenant shall cooperate with Landlord
in the event Landlord decides to conduct a tax-deferred exchange of properties in accordance with Paragraph 1031 of the Internal
Revenue Code, as amended, or a successor statute.

(D)  The Purchase Option contained in this
Paragraph 30 shall not be exercisable, or, if exercised, shall not be effective, if on the date of exercise of such right or on the date the Option Property would otherwise be sold to Tenant, Tenant is in default under this Lease beyond any applicable cure period.
Further, the Purchase Option is personal to CNET NETWORKS,
INC. and may only be exercised if on the date of exercise of such right and on the date the Option Property would otherwise be sold to Tenant, CNET NETWORKS, INC. shall not have assigned this Lease or sublet any portion of the Premises other than to a Tenant Affiliate.

(E) The Purchase Option is a one-time right with respect to each Option Property. If Tenant fails to timely deliver its Purchase Option Exercise with respect to any Option Property, or if Tenant timely delivers its Purchase Option Exercise but Tenant elects to terminate sale of the Option Property to Tenant pursuant to Paragraph 30(b)(v), Tenant shall have no further right to purchase that Option Property pursuant to this Paragraph 30.

(F)  Intentionally omitted.

(G) Notwithstanding any other provision of this Paragraph 30, the Purchase Option is intended to apply only to the sale of an Option Property to an unrelated third party and shall not apply to Exempt Transfers.

(H)  The Purchase Option shall apply to any
Option Property only if and so long as Robert Birmingham shall have any ownership interest therein. The Purchase Option is not binding on successors or assigns, does not run with the land, and shall automatically terminate with respect to each Option Property at such time as Robert Birmingham shall no longer have an interest in such Option Property. From time to time, upon request, Tenant shall promptly execute such documentation as shall be reasonably requested by Landlord to acknowledge termination of the Purchase Option with respect to any one or more Option Properties.

31.  RIGHT OF FIRST REFUSAL TO PURCHASE.  If
during the Lease Term, Landlord receives an unsolicited Bona Fide
Offer (defined below) for the purchase of any of the Option
Properties, which Landlord intends to accept, the following provisions shall apply:

(A) Landlord shall give Tenant written notice of the applicable Option Property, the purchase price, and the other material terms and conditions of such offer ("Landlord's Notice"). Tenant shall have the right ("Right of First Refusal") to elect to purchase the Option Property for the purchase price and on the other terms and conditions specified in Landlord's Notice, subject to the provisions of this Paragraph 31. Tenant shall exercise the Right of First Refusal, if at all, by delivery of written notice to Landlord (the "Acceptance") within ninety (90) days after receipt of Landlord's Notice. Tenant's failure to deliver its Acceptance within said ninety (90) day period shall conclusively be deemed to be a rejection by Tenant of the offer set forth in Landlord's Notice. If Tenant rejects or is deemed to have rejected the offer set forth in Landlord's Notice, Landlord may thereafter sell the Option Property on such terms and conditions as Landlord in its sole discretion shall determine, provided that if the purchase price shall be reduced more than five percent (5%) below the purchase price set forth in Landlord's Notice, Landlord shall "re-offer" the Option Property by giving Tenant a new Landlord's Notice ("Landlord's Modified
Notice"), but in such case Tenant must exercise the Right of First Refusal, if at all, by delivering written notice to Landlord within ten
(10) days after receipt of Landlord's Modified Notice.

(B)  If Tenant elects to purchase the Option
Property, the terms and conditions set forth in Landlord's Notice shall constitute a binding agreement of purchase and sale between Landlord and Tenant; provided, however, that the time of performance shall be appropriately extended to take into account the time elapsed between presentation to Tenant of Landlord's Notice and Tenant's Acceptance. Within five (5) business days after Tenant's Acceptance of the offer contained in Landlord's Notice, an escrow shall be opened with a reputable title company of Tenant's choice and reasonably approved by Landlord (the "Escrow") and within said five (5) business day period Tenant shall deliver or cause to be delivered to the Escrow a copy of Landlord's Notice and Tenant's Acceptance, along with any deposit specified in Landlord's Notice.

(C) A "Bona Fide Offer" shall be an offer stating the price (payable in U.S. dollars), the manner of payment, the closing date, and the other material terms and conditions of the proposed sale of the subject Option Property from a proposed purchaser of good business character and reputation, capable of carrying out all of the obligations of the Bona Fide Offer.

(D)  The Right of First Refusal contained in this
Paragraph 31 shall not be exercisable, or, if exercised, shall not be effective, if on the date of exercise of such right or on the date the Option Property would otherwise be sold to Tenant, Tenant is in default under this Lease beyond any applicable cure period.
Further, the Right of First Refusal is personal to CNET
NETWORKS, INC. and may only be exercised if on the date of exercise of such right and on the date the Option Property would otherwise be sold to Tenant, CNET NETWORKS, INC. shall not have assigned this Lease or sublet any portion of the Premises other than to a Tenant Affiliate.

(E) Notwithstanding any other provision of this Paragraph 31, the Right of First Refusal is intended to apply only to the sale of an Option Property to an unrelated third party and shall not apply to Exempt Transfers.

(F) The Right of First Refusal shall apply to any Option Property only if and so long as Robert Birmingham shall have any ownership interest therein. The Right of First Refusal is not binding on successors or assigns, does not run with the land, and shall automatically terminate with respect to each Option Property at such time as Robert Birmingham shall no longer have an interest in such Option Property. From time to time, upon request, Tenant shall promptly execute such documentation as shall be reasonably requested by Landlord to acknowledge termination of the Right of First Refusal with respect to any one or more Option Properties.

32.  ARBITRATION.

(A) If arbitration is agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Paragraph 32. During an arbitration proceeding pursuant to this Paragraph 32, the parties shall continue to perform and discharge all of their respective obligations under this Lease.

(B) Unless arbitration is specified as a dispute resolution procedure as to a particular matter hereunder, disputes hereunder shall not be resolved by arbitration unless both parties agree in writing to do so, and the dispute shall be resolved as otherwise provided by law. The following matters shall be subject to arbitration hereunder: (i) any dispute arising under Paragraph 2(d)(i) with respect to Tenant Substantial Completion Delay; (ii) any dispute arising under Paragraph 6(b) with respect to whether the Termination Space designated by Tenant is reasonably re-leasable by Landlord; (iii) any dispute arising under Paragraph 6(b) or Paragraph 12(e) with respect to amendments to this Lease reasonably required to accommodate conversion of the Building from a single tenant building to a multi-tenant building; (iv) any dispute arising under Paragraph 9(c) with respect to Tenant's right to perform repairs or maintenance on Landlord's behalf and offset the cost thereof against Monthly Basic Rental; (v) any dispute arising under Paragraph 29(b) with respect to the terms and conditions of a new lease for an Option Property; and (vi) any dispute arising under this Lease or the Work Letter with respect to the Date of Substantial Completion, the Commencement Date, the
Rent Commencement Date, or the validity of any claim of Tenant
Delay or Force Majeure.

(C)  All disputes that may be arbitrated in
accordance with this Article shall be raised by notice to the other party ("Arbitration Demand"), which Arbitration Demand shall state with particularity the nature of the dispute, making specific reference to the provisions of this Lease which have given rise to the dispute.

(D)  After delivery of an Arbitration Demand,
Landlord and Tenant shall attempt to mutually and promptly select one person to act as arbitrator hereunder. The parties agree that in the event of a dispute described in Paragraph 32(b)(iii), 32(b)(iv) or 32(b)(v) above, the arbitrator shall be a member of the State Bar of California, actively engaged in the practice of law in the San Francisco Bay Area for at least the ten (10) years immediately preceding appointment, with experience in commercial leasing.
The parties agree that in the event of a dispute described in Paragraph 32(b)(i), Paragraph 32(b)(ii), or 32(b)(vi) above, the arbitrator shall be a licensed architect, actively engaged in the architectural profession in the San Francisco Bay Area for at least the ten (10) years immediately preceding appointment, with experience in the design and construction of commercial projects of comparable size to the Building. The arbitrator shall have at no time represented or acted on behalf of either Landlord or Tenant, and neither party may consult with the arbitrator, prior to selection, to determine the arbitrator's position on the issue which is the subject of the dispute.

(E) If the parties are unable to mutually agree upon an arbitrator within ten (10) days after the Arbitration Demand was made, upon the request of either party, the arbitrator shall be appointed by the San Francisco office of the American Arbitration Association (the "AAA"). If the AAA shall cease to provide arbitration for commercial disputes in the San Francisco Bay Area, the arbitrator shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by the presiding judge of the California Superior Court for San Francisco County.

(F)  If the parties mutually agree upon an
arbitrator, the parties shall proceed in accordance with such procedures as the arbitrator shall determine, with the understanding that the parties wish to resolve the dispute as expeditiously as is commercially reasonable. If the parties are unable to mutually agree upon an arbitrator, the arbitration shall proceed under the Expedited Procedures of the Commercial Rules of the AAA, regardless of the amount in dispute.

(G) The arbitration proceeding shall take place at a mutually acceptable location in San Francisco.

(H) In resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease, without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this paragraph shall not prevent in any appropriate case the interpretation and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The determination of the arbitrator shall be final and binding on the parties.

(I)  Each party shall bear its own costs and
expenses of arbitration, including, but not limited to, filing fees and attorneys' fees. The costs and fees of the arbitrator shall be borne equally by the parties.
IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.
LANDLORD:

235 SECOND STREET LLC,
a California limited liability
company

By:
  Robert Birmingham
  Managing Member


TENANT:

CNET NETWORKS, INC.
a Delaware corporation

By:
  David Overmyer
  Vice President, Finance
and Administration


EXHIBIT A

FLOOR PLANS



EXHIBIT C

WORK LETTER



EXHIBIT D

COMMENCEMENT DATE MEMORANDUM
THIS MEMORANDUM is entered into as of _______________ __, 20___ by and between 235 SECOND STREET LLC, a California limited liability company ("Landlord"), and CNET NETWORKS, INC., a Delaware corporation ("Tenant"), with respect to that certain Office Lease dated as of May 1, (the"Lease") respecting certain premises (the "Premises") located in the building known as 235 Second Street, San Francisco, California.
Pursuant to Paragraph 2(a) of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is __________________, 20___, the Rent Commencement Date (as defined in the Lease) is ______________________, and that the Expiration Date
(as defined inthe Lease) is _________________, 20__.
This Memorandum supplements, and shall be a part of, the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.
LANDLORD:  235 SECOND STREET LLC,
a California limited liability company



By:
  Robert Birmingham
  Managing Member


TENANT:  CNET NETWORKS, INC.,
         a Delaware corporation


By:

Name:

Title:



EXHIBIT E

CONTEMPLATED USES


Commercial Office Uses
Conference Rooms
Studios for Television Production
Studios for Radio Production
Sound Rooms
Testing Laboratories
Server Rooms
Multi-Media Rooms/Auditorium
Recreational Spaces
Kitchenettes
Showers
Lounge for Nursery Rooms




EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

TO:



Lease of Space of 235 Second Street, San Francisco (the "Property")

________________________________ ("Tenant") hereby certifies to
___________________ and its successors and assigns as follows:

1.  Tenant leases from ___________________________________
("Landlord") office space (the "Premises") pursuant to that certain
Office Lease dated ___________________ by and between Landlord and Tenant, as amended by ___________________ (collectively, the "Lease"). A true and correct copy of the Lease (together with all addenda, riders, amendments and supplements thereto) is attached hereto as Exhibit A.

2. The Lease is in full force and effect and has not been modified,supplemented or amended, except as set forth in Paragraph 1 above. The Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises.

3. The Premises are comprised of _______ square feet. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same; Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all improvements required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

4. The term of the Lease commenced on ______________, and will expire on __________.

5. Tenant has not paid any rent or other payments more than
one (1) month in advance, except as follows:
_____________________________________.

6. Tenant's obligation to pay Basic Rental under the Lease commenced on _______________. The Monthly Basic Rental currently payable under the Lease is $_____________. Monthly Basic Rental and additional rental have been paid through ______________. There currently exist no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Basic Rental or additional rental or to perform any other term, covenant or condition under the Lease.

7. Tenant is required to pay _________ percent (___%) of the operating expenses and taxes. Tenant is currently paying $______ per month for estimated operating expenses and taxes under the Lease.

8.  Tenant is not owed any monies by Landlord, and there are no concessions, bonuses, free months' rent, rebates or other matters affecting the rental payable under the Lease, except as follows:
______________________________________________________.

9.  No security or other deposit has been paid with respect to the Lease, except as follows:
________________________________________________________________
_.

10.  Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rental, except as follows: __________________________________.
Tenant is not in default under any of the terms and conditions of the
Lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default,except as follows:
________________________________.

11.  Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises, except as follows:
_______________________________________.

12. To the best of Tenant's knowledge: (a) the Premises comply with all applicable laws, (b) there are no structural or mechanical defects in the Premises, and (c) except for the storage and use of substances of the type and quantity customarily used in the operation of a business office, there are no hazardous materials on, in, under or about the Premises.

13.  Tenant has no rights of first refusal, options to purchase or rights of first offer, except as follows:
_____________________________________________.

14. There are no pending actions, voluntary or involuntary, under any bankruptcy or insolvency laws of the United States or any State against Tenant or any guarantor of Tenant's obligations under the Lease.

The undersigned individual certifies that he or she is duly authorized to sign and deliver this Estoppel Certificate on behalf of Tenant. Tenant acknowledges that the parties to whom this Estoppel Certificate is addressed will be relying upon the accuracy of this Certificate in connection with their acquisition and/or financing of the Property.
IN WITNESS WHEREOF, Tenant has caused this Certificate to be executed as of the date set forth below.
"TENANT"




By:

_______________________
_________
(TYPE OR PRINT NAME)
Title:
___________________________


___________________________


EXHIBIT G

BUILDING RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and at such time as the Building shall become a multi-tenant building, Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

2. Except as provided in Paragraph 22 of the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

3. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

4. At such time as the Building shall become a multi-tenant building, Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 6 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building issued by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

5. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupantsof the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

6. No tenant shall alter any lock or install a new or additional lock or any bolt on any exterior door of its premises without prior written notice to Landlord. The tenant shall in each case furnish Landlord with a key for any such lock.

7. Tenant will furnish Landlord without charge with two (2) keys to each door in its premises. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms which shall have been furnished to the Tenant or which the Tenant shall have had made.

8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

9. No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

10. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shallany animals or birds be brought or kept in or about any premises or the Building.

11.  No tenant shall permit its premises to be used for lodging.

12. Except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, any business or activity other than that specifically provided for in such tenant's lease.

13. No boring or cutting for wires or cabling will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

14. Except as expressly provided in such tenant's lease, no tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls of the Building.

15. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees,the damage shall have been caused.

16. At such time, if at all, that the Building shall become a multi-tenantbuilding, no furniture, freight, equipment, packages or merchandise will be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord; and Landlord shall have the right to require that moves be scheduled and carried out during non-business hours of the Building
 . Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

17. No tenant shall overload the floor of its premises or mark, or in any way deface such premises or any part thereof.

18. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

19. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

20. Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

21. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, upon prior written notice to Tenant, provided that such changes shall not materially increase Tenant's obligations under the Lease or adversely affect its rights thereunder. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease. In the event of any conflict between the provisions of the Lease and these Rules and Regulations, the Lease shall govern.


TABLE OF CONTENTS
Page

1  DEFINITIONS    1
2  TERM    7
3  RENTAL; SECURITY DEPOSIT    8
4  TENANT'S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES    10
5  OTHER TAXES PAYABLE BY TENANT     12
6  USE    13
7  COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS    15
8  ALTERATIONS; LIENS    17
9  MAINTENANCE AND REPAIR    20
10 SERVICES    22
11 SECURITY SERVICES AND ACCESS CONTROL    22
12 ASSIGNMENT AND SUBLETTING    23
13 WAIVER; INDEMNIFICATION    28
14 INSURANCE    29
15 PROTECTION OF LENDERS AND GROUND LESSORS    31
16 ENTRY BY LANDLORD    33
17 VACATION AND ABANDONMENT; REMOVAL OF PERSONAL PROPERTY    33
18 DEFAULT AND REMEDIES    34
19 DAMAGE BY FIRE OR OTHER CASUALTY    36
20 EMINENT DOMAIN    39
21 HOLDING OVER    40
22 SIGNAGE    41
23 COMMUNICATIONS AND COMPUTER LINES    41
24 PARKING    42
25 QUIET ENJOYMENT    42
26 MISCELLANEOUS    42
27 USE OF ROOF    48
29 OPTION TO LEASE    49
30 OPTION TO PURCHASE    50
31 RIGHT OF FIRST REFUSAL TO PURCHASE    53
32  ARBITRATION    54




EXHIBIT A  FLOOR PLANS
EXHIBIT B  OPTION PROPERTIES
EXHIBIT C  WORK LETTER
EXHIBIT D  COMMENCEMENT DATE MEMORANDUM
EXHIBIT E  CONTEMPLATED USES
EXHIBIT F  FORM OF ESTOPPEL CERTIFICATE
EXHIBIT G  BUILDING RULES AND REGULATIONS



(..continued)



08781.001.0085.f
08781.001.0085.f   13
08781.001.0085.f   Exhibit A
06320.999.0006.a
08781.001.0085.f   Exhibit C
                   Exhibit D
08781.001.0085.f   Exhibit F, Page 2
08781.001.0085.f   Exhibit G, Page 3
TABLE OF CONTENTS
(CONTINUED)


08781.001.0085.f   v

08781.001.0085.f   iv